SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Callaway Golf Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 20, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Callaway Golf Company, which will be held on Tuesday, June 5, 2007, at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, commencing at 10:00 a.m. (PDT). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

At the meeting, your Board of Directors will ask shareholders to elect seven directors, approve the Amended and Restated 2004 Incentive Plan, and ratify the appointment of the Company’s independent registered public accounting firm. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the nominees and “FOR” approval of each of the proposals.

It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to return a proxy as promptly as possible either by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by telephone, or through the Internet in accordance with the enclosed instructions.

Sincerely,

George Fellows
President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: June 5, 2007

To Our Shareholders:

The 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Callaway Golf Company, a Delaware corporation, (the “Company”) is scheduled to be held at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, commencing at 10:00 a.m. (PDT), on Tuesday, June 5, 2007, to consider and vote upon the following matters described in this notice and the accompanying Proxy Statement:

1.	To elect seven directors to the Company’s Board of Directors to serve until the 2008 annual meeting of shareholders and until their successors are elected and qualified;

2.	To approve the Amended and Restated 2004 Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has nominated the following seven individuals to stand for election to the Board of Directors at the Annual Meeting: George Fellows, Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley. All seven are currently members of the Company’s Board of Directors. For more information concerning these individuals, please see the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on April 9, 2007 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 72,146,271 shares of common stock were issued and outstanding. In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or represented by proxy.

TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO RETURN A PROXY AS PROMPTLY AS POSSIBLE EITHER BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY TELEPHONE, OR THROUGH THE INTERNET IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

By Order of the Board of Directors,

Steven C. McCracken
Secretary

Carlsbad, California

April 20, 2007

PROXY STATEMENT

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: June 5, 2007

GENERAL INFORMATION

Purpose

This Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about April 30, 2007 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a Delaware corporation (the “Company”). The proxies are for use at the 2007 Annual Meeting of Shareholders of the Company, which will be held on Tuesday, June 5, 2007, at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, commencing at 10:00 a.m. (PDT), and at any meetings held upon adjournment thereof (the “Annual Meeting”). The record date for the Annual Meeting is the close of business on April 9, 2007 (the “Record Date”). Only holders of record of the Company’s common stock, $.01 par value (the “Common Stock”), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

Quorum and Voting

Whether or not you plan to attend the Annual Meeting in person, please return a proxy indicating how you wish your shares to be voted as promptly as possible. You may return a proxy either by signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided, or by telephone or through the Internet. Please follow the enclosed instructions. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use either by filing with the Secretary of the Company a written instrument revoking it, or by returning (by mail, telephone or Internet) another later-dated proxy, or by attending the Annual Meeting and voting in person. If you sign and return your proxy but do not indicate how you want to vote your shares for each proposal, then for any proposal for which you do not so indicate, your shares will be voted at the Annual Meeting in accordance with the recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for election as director as set forth in this Proxy Statement, “FOR” approval of the Amended and Restated 2004 Incentive Plan, and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. By returning the proxy (either by mail, telephone or Internet), unless you notify the Secretary of the Company in writing to the contrary, you are also authorizing the proxies to vote with regard to any other matter which may properly come before the Annual Meeting or any adjournment thereof. The Company does not currently know of any such other matter. If there were any such additional matters, the proxies would vote your shares in accordance with the recommendation of the Board of Directors.

At the Record Date, there were 72,146,271 shares of the Company’s Common Stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name for customers do not have the authority to vote on certain items when they have not received instructions from beneficial owners (“broker non-votes”). Abstentions may be specified for all proposals except the election of directors. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against a proposal. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. The election of directors (Proposal No. 1) and ratification of the appointment of independent registered public accounting firm (Proposal No. 3) being voted upon at the Annual Meeting are considered routine and brokers may generally vote on such proposals in their discretion if they do not receive instructions from the beneficial owners. The approval of the Amended and Restated 2004 Incentive Plan (Proposal No. 2) is considered to be non-routine and brokers may not vote on such proposal if they do not receive instructions from the beneficial owners.

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. The seven nominees for director receiving the highest number of votes at the Annual Meeting will be elected. A return of a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the proxies to vote shares cumulatively for one or more nominees so as to elect the maximum number of directors recommended by the Board of Directors.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in the name of such bank or broker or other third party, and will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of Mellon Investor Services LLC to assist in the solicitation of proxies for a base fee of approximately $8,000, plus out-of-pocket expenses.

Householding

With regard to the delivery of annual reports and proxy statements, under certain circumstances the Securities and Exchange Commission permits a single set of such documents to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the Company’s shareholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one annual proxy statement will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report or annual proxy statement in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-542-1061. In addition, (i) if any shareholder who previously consented to householding desires to receive a separate copy of the annual report or annual proxy statement for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders of such address desire to receive only a single copy of the annual report or annual proxy statement, then such shareholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company as follows: Callaway Golf Company, ATTN: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008, telephone (760) 931-1771.

Other Matters

The main purpose of the Annual Meeting of Shareholders is to conduct the business described in this Proxy Statement. On some occasions in the past, the Company has chosen to expand the scope of the meeting to include presentations on portions of the Company’s business and to conduct a question and answer session with the Company’s leadership. At the upcoming Annual Meeting, it is the Company’s intention to have a brief presentation by the Chief Executive Officer after the completion of all business, followed by a short question and answer period. Light food service will also be provided. Due to legal and practical constraints, including regulations regarding the selective disclosure of material information, and consistent with the fact that the main purpose of the Annual Meeting is to conduct the necessary business of the Company, a significant, substantive presentation on the Company’s current or expected performance is not planned.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Introduction

Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of the Company’s shareholders. The Company is committed to maintaining high standards of corporate governance. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance.

One of the most important aspects of corporate governance is the election of a Board of Directors to oversee the operation of the business and affairs of the Company. The Company’s Bylaws provide that the Company’s directors shall be elected at each annual meeting of shareholders. As a result, as discussed below, the first proposal the shareholders will be asked to vote upon at the Annual Meeting is the election of seven directors to serve until the 2008 annual meeting of shareholders and until their successors are elected and qualified.

In today’s business environment, the selection of a qualified independent auditor has become a key aspect of corporate governance. This year the Board of Directors has asked that shareholders ratify the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Proposal No. 1 — Election of Directors

Independence. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not an employee of the Company and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law, regulation or listing standard of the NYSE. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to an organization with which the director is affiliated. To assist in its independence evaluation, the Board has adopted categorical independence standards which are attached to this Proxy Statement as Exhibit B. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that each of the six current non-management directors are independent; therefore, a majority of the members of the Board are independent. George Fellows, the Company’s President and Chief Executive Officer, is the only current non-independent director. During 2006, the Company had an additional non-independent director, William C. Baker, who did not stand for re-election in 2006. During his term of service in 2006 through June 6, 2006, Mr. Baker was not deemed independent because he had served as interim Chief Executive Officer of the Company during the last five months of 2004 and first seven months of 2005.

Nominees for Election. The Board of Directors has nominated all of the Company’s seven current directors to stand for election at the Annual Meeting to serve until the 2008 annual meeting of shareholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

The nominees for election as directors at the Annual Meeting are set forth below:

Name	Positions with the Company	Director Since
George Fellows	President and Chief Executive Officer	2005
Ronald S. Beard	Chairman of the Board and Lead Independent Director	2001
Samuel H. Armacost	Director	2003
John C. Cushman, III	Director	2003
Yotaro Kobayashi	Director	1998
Richard L. Rosenfield	Director	1994
Anthony S. Thornley	Director	2004

Biographical Information of Nominees. Set forth below is certain biographical information about each of the nominees:

George Fellows. Mr. Fellows, 64, is President and Chief Executive Officer of the Company as well as one of its Directors. He has served in such capacities since August 2005. Prior to joining the Company, during the period 2000 through July 2005, he served as President and Chief Executive Officer of GF Consulting, a management consulting firm, and served as Senior Advisor to Investcorp International, Inc. and J.P. Morgan Partners, LLC. Previously, Mr. Fellows was a member of senior management of Revlon, Inc. from 1993 to 1999, including his term as President commencing 1995 and Chief Executive Officer commencing 1997. He is a member of the board of directors of VF Corporation (a global apparel company) and Jack in the Box, Inc. (a fast food restaurant chain). Mr. Fellows graduated with a B.S. degree from City College of New York, received an MBA from Columbia University, and completed the Advanced Management Program at Harvard.

Ronald S. Beard. Mr. Beard, 68, has served as a Director of the Company since June 2001, held the position of Lead Independent Director since August 2002 and was appointed Chairman in August 2005. He is Chair of the Nominating and Corporate Governance Committee. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former Partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as the Company’s general outside counsel from 1998 until he joined the Board of Directors. Mr. Beard also serves as a Director of Document Sciences Corporation and Javo Beverage Company. He received his law degree in 1964 from Yale Law School.

Samuel H. Armacost. Mr. Armacost, 68, has served as a Director of the Company since April 2003 and is Chair of the Compensation and Management Succession Committee. He is Chairman of SRI International (formerly Stanford Research Institute). Mr. Armacost joined SRI International in 1998. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. Prior to that he was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Currently, Mr. Armacost serves as a member of the Board of Directors of Chevron Corporation, Exponent, Inc., Del Monte Foods Company and Franklin Resources, Inc. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

John C. Cushman, III. Mr. Cushman, 66, has served as a Director of the Company since April 2003. He has been Chairman of Cushman & Wakefield, Inc. since it merged with Cushman Realty Corporation in 2001, which he co-founded in 1978. Mr. Cushman also serves as Director and Chief Executive Officer of Cushman Winery Corporation, which is the owner of Zaca Mesa Winery, and which he co-founded in 1972. He began his career with Cushman & Wakefield, Inc., a commercial real estate firm, from 1963 to 1978. Currently, Mr. Cushman also serves on the boards of D.A. Cushman Realty Corporation, and Inglewood Park Cemetery. Mr. Cushman is a 1963 graduate of Colgate University and he completed the Advanced Management Program at Harvard University.

Yotaro Kobayashi. Mr. Kobayashi, 73, has served as a Director of the Company since June 1998. He has been the Chief Corporate Advisor of Fuji Xerox Co., Ltd. since 2006. Mr. Kobayashi joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. He served as Chairman of the Board from 1999 through March 2006. Mr. Kobayashi is also a Director of Sony Corporation, Nippon Telegraph and Telephone Corporation (NTT) and the American Productivity and Quality Center. He holds positions as Chairman of The Aspen Institute Japan, Pacific Asia Chairman of the Trilateral Commission, and Chairman of the International University of Japan as well as Life-Time Trustee of Keizai Doyukai. He also is on the Advisory Board of the Council on Foreign Relations and is an Advisory Council Member for Stanford University’s Institute of International Studies. In addition, Mr. Kobayashi serves on the Board of Trustees of Keio University. He is a 1956 graduate of Keio University and received his MBA from The Wharton School in 1958.

Richard L. Rosenfield. Mr. Rosenfield, 61, has served as a Director of the Company since April 1994. He is the Chair of the Executive Committee. He is co-founder, co-Chairman, co-President and co-Chief Executive Officer of California Pizza Kitchen, Inc., a gourmet pizza restaurant chain founded in 1985. In 2002, Mr. Rosenfield co-founded and served as co-President of LA Food Show, Inc., which is now owned by California Pizza Kitchen, Inc. From 1973 to 1985, Mr. Rosenfield was a principal and partner of the law firm of Flax & Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, Mr. Rosenfield served as an attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law.

Anthony S. Thornley. Mr. Thornley, 60, has served as a Director of the Company since April 2004. He is the Chair and designated “Financial Expert” of the Audit Committee. From February 2002 to July 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer since 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley is a director of Cavium Networks (a semiconductor company), Proximetry Inc. and KMF Audio, Inc. (a microphone company) and also serves as Chief Financial Officer of KMF Audio. Mr. Thornley received his degree in chemistry from Manchester University, England, and is qualified as a chartered accountant.

Vote Required

Assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the Annual Meeting will be elected as directors. You may vote “for” or “withhold” your vote with respect to the election of any or all of the nominees.

Majority Vote Policy

The Company’s Corporate Governance Guidelines set forth the Company’s procedure regarding a director who is elected but receives a majority of “withheld” votes. In an uncontested election of directors, any nominee who has a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to submit in writing an offer to resign. The Nominating and Corporate Governance Committee would consider, among other things, the reasons for the Majority Withheld Vote and make a recommendation to the full Board whether or not to accept the resignation offer. The Board would consider the recommendation, determine whether or not to accept the resignation offer and disclose the basis for its determination. Full details of this procedure are set forth in the Company’s Corporate Governance Guidelines, posted on its website at www.callawaygolf.com under Investor Relations — Corporate Governance.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Committees of the Board of Directors

The Board of Directors currently has four standing committees. They are the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for each of the committees. A copy of each of the charters is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Committees. Upon request, the Company will provide to any person without charge a copy of such charters. Any such requests may be made by contacting the Company’s Investor Relations Department at the Company’s principal executive offices located at 2180 Rutherford Road, Carlsbad, CA 92008. More detailed information about each committee is set forth below.

Audit Committee. The Audit Committee currently consists of Messrs. Thornley (Chair), Beard and Armacost. The Board of Directors has determined that each member of the Company’s Audit Committee is independent within the meaning of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder, and the applicable listing standards of the NYSE. The Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise within the meaning of the rules of the NYSE. In addition, the Board of Directors has determined that at least one member of the Audit Committee qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board of Directors has designated Anthony S. Thornley as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other members of the Audit Committee make them well qualified to serve on the Company’s Audit Committee. Shareholders should understand that Mr. Thornley’s designation as an Audit Committee Financial Expert is a Securities and Exchange Commission disclosure requirement, and it does not impose on Mr. Thornley any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

The Audit Committee is responsible for representing the Board of Directors in discharging its oversight responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, as well as oversight of the Company’s internal audit function. The Audit Committee also has oversight responsibility with regard to the Company’s legal and regulatory matters and has sole authority for all matters relating to the Company’s independent registered public accounting firm, including the appointment, compensation, evaluation, retention and termination of such firm.

Compensation and Management Succession Committee. The Compensation and Management Succession Committee currently consists of Messrs. Armacost (Chair), Cushman, Rosenfield and Thornley. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for discharging the responsibilities of the Board relating to compensation of the Company’s executives and for assisting the Board with management succession issues and planning. The Committee is also responsible for reviewing the performance of the Company’s Chief Executive Officer and for setting the compensation for the Chief Executive Officer in consultation with the other non-management directors. The Compensation Committee sets the compensation of the other executive officers in consultation with the Chief Executive Officer.

Executive Committee. The Executive Committee currently consists of Messrs. Rosenfield (Chair), Fellows, Beard and Cushman. As discussed above, Messrs. Rosenfield, Beard and Cushman are all currently deemed to be independent directors as determined under the independence standards described above, including the NYSE listing standards, and Mr. Fellows is deemed to be a non-independent, management director. There is no requirement that the Company have an executive committee or that the members of the committee be independent. The Charter of the Executive Committee provides that a majority of the members be non-management directors. The Committee is responsible for assisting the Board of Directors in discharging its duties to the Company and to the Company’s shareholders. The Committee performs such tasks as the Board of Directors delegates to it from time to time. This Committee did not meet in 2006.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Beard (Chair), Armacost, Cushman, Kobayashi, Rosenfield and Thornley. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee has responsibility for identifying and recommending to the Board individuals who are qualified to serve on the Board of Directors and has responsibility for making recommendations as to the candidates who should stand for election at each annual meeting of shareholders. The Committee also has responsibility for oversight of the Company’s corporate governance practices, including the Company’s Corporate Governance Guidelines, and evaluation of the effectiveness of the Board and Board Committees.

The Committee believes that the continuing service of qualified incumbents promotes stability and continuity among the Board of Directors and contributes to the Board’s ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Committee first considers the Company’s incumbent directors who desire to continue their service on the Board. The Committee will generally recommend to the Board an incumbent director for re-election if the Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described below, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why in the Committee’s view the incumbent director should not be re-elected.

If a vacancy becomes available on the Board of Directors as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase the size of the Board, the Committee proceeds to identify candidates who meet the threshold criteria described below. The Committee may use a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. Once a candidate has been identified, the Committee evaluates whether the candidate has the appropriate skills and characteristics to become a director and whether the candidate satisfies the following threshold criteria: (i) a candidate should exhibit very high personal and professional ethics, integrity and values; (ii) a candidate should not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (iii) a candidate should be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) a candidate should be able to devote adequate time to his or her service as a director. Candidates are also evaluated based upon their independence, education and relevant business and industry experience. These factors, and others, are considered by the Nominating and Corporate Governance Committee in the context of the Board as a whole and in light of the Board’s needs at a particular time.

If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Company’s Board of Directors, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee c/o the Company’s Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will review properly submitted shareholder candidates in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board of Directors at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws and who make such nominations in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described at “Shareholder Proposals” in this Proxy Statement.

Ad Hoc Committees. The Board of Directors also forms from time to time ad hoc committees. In 2005, the Board formed an ad hoc Special Committee to assist it with evaluating strategic alternatives. The Special Committee currently consists of Messrs. Beard (Chair), Armacost, Cushman, Rosenfield and Thornley. The Special Committee met twice in 2006.

Lead Independent Director

The Board also appoints a Lead Independent Director. Ronald S. Beard is currently the designated Lead Independent Director and he has served in that role since August 2002. The Lead Independent Director coordinates the activities of the independent directors and serves as a liaison between the Chief Executive Officer and the independent directors. The Lead Independent Director also presides at the executive sessions (without management) of the independent directors. A copy of the Charter for the Lead Independent Director position is available at the corporate governance section of the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Membership.

Meetings

During 2006, the Company’s Board of Directors met six times and the independent directors met in executive session at four of those meetings; the Audit Committee met 11 times; the Compensation and Management Succession Committee met five times; the Nominating and Corporate Governance Committee met four times; the Special Committee met two times and the Executive Committee did not have a need to hold any meetings. In addition to meetings, the members of the Board of Directors and its committees sometimes take action by written consent in lieu of a meeting, which is permitted, or discuss Company business without calling a formal meeting. During 2006, all of the Company’s current directors attended in excess of 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served. All of the Board members are expected to attend the annual meetings of shareholders and all directors attended the 2006 shareholders’ meeting.

Director Compensation

Directors who are not employees of the Company are paid annual base cash compensation, additional daily cash compensation for attendance at meetings of the Board of Directors and its committees, and are reimbursed for their expenses in attending meetings. The annual base cash compensation and daily cash compensation was $30,000 and $1,000, respectively, through the first quarter of 2006. After engaging a nationally recognized independent compensation consulting firm to conduct a comprehensive review of director compensation, and based on the recommendation of the Compensation and Management Succession Committee, the Board of Directors increased such annual base cash compensation and daily cash compensation to $45,000 and $1,500, respectively, effective as of April 1, 2006. This was the first increase in such cash compensation since 1999. Non-employee directors who serve as Chairs of committees of the Board of Directors are paid an additional $300 per day per committee meeting attended. The Lead Independent Director and the Chair of the Audit Committee are paid an additional annual cash retainer of $30,000 and $10,000, respectively, and effective as of April 1, 2006, the Chair of the Compensation and Management Succession Committee is paid an additional annual cash retainer of $5,000, all in recognition of the significant amount of time they are required to spend on Company business between meetings. For additional information see “Compensation of Executive Officers and Directors—Director Compensation in Fiscal Year 2006” included in this Proxy Statement.

During 2006, the non-employee directors participated in the Callaway Golf Company Amended and Restated 2001 Non-Employee Directors Stock Incentive Plan (the “2001 Plan”), which was approved, as amended and restated, by the shareholders at the Company’s 2006 annual meeting. As so amended and restated, the 2001 Plan authorizes the grant of various equity awards, including stock options, restricted stock and restricted stock units, to allow the Board greater flexibility in setting the long-term incentives for directors. It is the Company’s current practice that upon the initial election or appointment of a new director and for each year of continuing service, he or she is granted stock options, restricted stock, restricted stock units or a combination thereof pursuant to the 2001 Plan. Such initial and continuing service awards are made as of the date of appointment or re-election in the form and amount as determined by the Board of Directors on the recommendation of the Compensation Committee. In 2006 each of the non-employee directors were granted 3,756 restricted stock units as continuing service awards, as described in “Compensation of Executive Officers and Directors—Director Compensation in Fiscal Year 2006.” Subject to certain anti-dilution and weighting adjustments, a maximum of 500,000 shares are approved for issuance upon the exercise of awards granted under the 2001 Plan.

The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s current products whenever they play golf. To assist the directors in complying with this policy, non-employee directors are entitled to receive golf club products of the Company, free of charge, for their own personal use and the use of immediate family members residing in their households. The directors also receive other products (e.g., golf balls and accessories) and benefits (e.g., the right to participate in the Company’s deferred compensation plan, the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount) that are not material in amount.

Communications with the Board

Shareholders and other interested parties may contact the Company’s Lead Independent Director or the non-management directors as a group by email at: Non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Corporate Secretary’s office will review all incoming communications and will filter out solicitations and junk mail. All legitimate communications are reviewed with the Lead Independent Director for distribution to the other non-management directors or for handling as appropriate.

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted and published on its website its Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and for reporting and making recommendations to the Board concerning these guidelines. The Corporate Governance Guidelines cover, among other things, board composition and director qualification standards, responsibilities of the Board of Directors, Board compensation, committees of the Board of Directors and other corporate governance matters.

The Board of Directors has also adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Company’s Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of, or amendments to, any provision of the Code of Conduct that applies to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

The Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance and — Corporate Overview, respectively. Upon request, the Company will provide to any person without charge a copy of the Company’s Corporate Governance Guidelines or Code of Conduct. Any such requests may be made by contacting the Company’s Investor Relations department at the Company’s principal executive offices located at 2180 Rutherford Road, Carlsbad, California 92008.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Duties and Responsibilities

The duties and responsibilities of the Audit Committee are set forth in its written charter. In summary, they are:

•	Review and discuss with the outside auditors the scope and results of the annual audit and any reports with respect to interim periods.

•

Review and discuss with management and the outside auditors the annual and quarterly financial statements of the Company, including any significant financial reporting issues and judgments, the effects of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements, disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in reports filed with the Securities and Exchange Commission, and any major issues regarding the Company’s accounting principles and financial statements.

•	Review and discuss the Company’s policies with respect to earnings releases and other disclosures of financial information and/or guidance.

•	Responsibility and sole authority for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention and termination.

•	Approval of all services to be performed by the outside auditors, including pre-approval of any permissible non-audit services.

•	Recommend to the Board, based on its review and discussions with management and the outside auditors, whether the financial statements should be included in the Annual Report on Form 10-K.

•	Review and consider the independence of the outside auditors.

•	Obtain and review a report by the outside auditors on their internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review.

•	Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program, and the adequacy and effectiveness of internal controls.

•	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Review material pending legal proceedings and material contingent liabilities.

•

Oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct policies, including review of related party transactions and other conflict of interest issues.

•

Review and discuss the Company’s policies with respect to risk assessment and risk management, and oversee the Company’s legal and regulatory compliance programs, code of conduct, and conflict of interest policies.

•	Establish procedures for handling complaints about accounting, internal controls and audit matters.

•	Evaluate annually the performance of the Audit Committee and the adequacy of its charter.

In addition to its charter, the Audit Committee has also adopted (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent auditors; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters and the confidential submission by employees of any concerns regarding such accounting or auditing matters; (iii) a policy governing the preapproval of audit and non-audit fees and services to be performed by the Company’s independent auditors; and (iv) a written policy requiring management to report to the Committee transactions with the Company’s officers or certain other parties.

In general, the Audit Committee represents the Board of Directors in discharging its general oversight responsibilities for the Company and its subsidiaries in the areas of accounting, auditing, financial reporting, risk assessment and management, and internal controls. Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process and for providing advice, counsel and direction to management and the Company’s independent auditors on such matters based upon the information it receives, its discussions with management and the independent auditors and the experience of the Audit Committee members in business, financial and accounting matters.

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to the reliability of the Company’s financial reporting. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

2006 Audit Committee Activities

During 2006, the Audit Committee met formally 11 times. Messrs. Armacost, Beard, and Thornley served on the Committee throughout 2006, throughout which Mr. Thornley served as Chair. The Board has determined that throughout 2006 all members of the Audit Committee met the independence requirements of the NYSE during the time they served on the Committee, and that all members of the Audit Committee were financially literate and had accounting or related financial management expertise within the meaning of the NYSE listing standards. In addition, the Audit Committee has designated Mr. Thornley as the Audit Committee Financial Expert. Shareholders should understand that this designation is a Securities and Exchange Commission disclosure requirement, and does not impose on Mr. Thornley any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of him or any other member of the Audit Committee or the Board.

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent auditors for 2006. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2006. The Audit Committee discussed with Deloitte the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. 1 AU section 380) (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including (i) the Company’s significant accounting policies and their application, (ii) the reasonableness of management’s accounting estimates and judgments used in the preparation of the Company’s financial statements, and (iii) the quality of the Company’s accounting procedures and practices.

In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors’ independence. Although such letter is only required annually, as a matter of procedure the Audit Committee requests that the Company’s independent auditors provide such letter at least quarterly and such letter was provided at least quarterly during 2006. The Audit Committee actively engaged in a dialogue with the independent auditors with respect to any disclosed relationships or services that might impact the auditors’ objectivity and independence.

During the course of 2006, the principal internal auditor and management documented, tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at a Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Committee regarding the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Non-Audit Services

In accordance with the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission, it is the Audit Committee’s policy that all non-audit services to be performed by the Company’s independent auditors must be preapproved by the Audit Committee. The Audit Committee generally approves the use of the Company’s auditors to perform non-audit services only in limited circumstances and the non-audit services that have been approved in the past generally have been tax-related services as is permitted under the rules of the Securities and Exchange Commission.

In 2006, the Audit Committee made an exception to its usual practices and approved the Company’s engagement of Deloitte Consulting for non-audit services that were not tax-related. During 2006, the Company was in the midst of implementing its publicly announced restructuring initiatives, which were designed to improve profitability. In implementing these initiatives, the Company reached a point where it needed to quickly determine the magnitude of potential cost savings opportunities in the areas of procurement of indirect goods and services and inventory management and therefore whether to allocate resources to these areas or to reallocate the resources to other profitability initiatives. Management requested and the Committee approved Deloitte Consulting to conduct that evaluation because the nature of such services was consistent with the Securities and Exchange Commission’s auditor independence rules, members of senior management had previously worked with Deloitte Consulting on similar projects with proven results and Deloitte Consulting could be engaged and could complete the analysis quickly. In approving these non-audit services, the Audit Committee considered whether the provision of such services during 2006 was compatible with maintaining the auditors’ independence, and based upon the stringent processes implemented by the Company and Deloitte to ensure that independence is maintained, concluded that it was. As described in this Proxy Statement under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm,” the total non-audit service fees paid to Deloitte Consulting for such evaluation were $1,161,534 or 43% of the total amount paid by the Company to the Deloitte entities in 2006.

As a result of the evaluation, Deloitte Consulting identified opportunities for significant operational improvements and cost savings for the Company in the areas of procurement of indirect goods and services and inventory management, which if realized, would have a significant positive impact on the Company’s gross margins and profitability and ultimately shareholder value. The estimated fees to implement the procurement and inventory management initiatives were well in excess of the estimated audit and audit-related fees for 2007, a measure used by some services to assess auditor independence. Given the substantial potential benefits to shareholders, however, management wanted to realize these benefits as soon as possible and determined that Deloitte Consulting was the most suitable consultant to derive the maximum return on the consulting effort. In January 2007, the Committee approved the engagement of Deloitte Consulting to begin the first phase of the initiatives. Meanwhile, the Company began interviewing other potential firms to assess if an alternative consultant was viable to achieve the benefits in the desired time frame. During the interview process, it became clear that (i) Deloitte Consulting was in the best position to implement the procurement and inventory management initiatives given the nature of the initiatives and the work it had performed to date, (ii) engaging another firm at this point would significantly delay the implementation of the initiatives and the realization of the benefits from those initiatives, and (iii) engaging another firm at this point would significantly increase the costs of implementing the initiatives.

During the second quarter of 2007, the first phase of the initiatives will be completed and the Company intends to engage Deloitte Consulting to provide further assistance with the implementation of the initiatives; it is likely that the fees paid to Deloitte Consulting in 2007 for non-audit services will exceed the fees paid to Deloitte in 2007 for audit and audit-related services. The Company has implemented stringent controls and procedures to ensure that the services performed by Deloitte Consulting do not adversely affect Deloitte’s independence as the Company’s auditors, including ongoing training, monitoring, consultations with Deloitte and other safeguards. The Committee strongly believes that this one-time deviation from its usual practices regarding non-audit fees is in the best interests of the Company’s shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Anthony S. Thornley (Chair)

Ronald S. Beard

Samuel H. Armacost

The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

INFORMATION CONCERNING THE AMENDED AND RESTATED

2004 INCENTIVE PLAN

Proposal No. 2 — Approval of the Amended and Restated 2004 Incentive Plan

General Information

The Callaway Golf Company 2004 Equity Incentive Plan (the “2004 Plan”) was previously approved by the Company’s shareholders effective May 25, 2004. The 2004 Plan is designed to promote the interests of the Company and its shareholders by using investment interests in the Company to attract, motivate and retain highly qualified key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with shareholders in improving the long-term performance of the Company and the value of the Company’s Common Stock. The maximum number of shares of Common Stock available for issuance under the 2004 Plan is 8,000,000. Of these 8,000,000 shares, approximately 5,304,442 shares have been issued or reserved for issuance pursuant to awards under the 2004 Plan as of April 18, 2007. Under the terms of the 2004 Plan, full value awards reduce the number of shares available for future issuance at the rate of 2.5 to 1. As a result, as of April 18, 2007, there remains 6,514 shares available for future issuance.

As of April 18, 2007, there were 3,535,857 shares available for grant under the Company’s equity plans, including 6,514 shares under the 2004 Plan, 259,365 shares under the 2001 Non-Employee Directors Stock Incentive Plan and 3,269,978 shares under the Employee Stock Purchase Plan. As of April 18, 2007, there were 8,115,644 options outstanding with a weighted average exercise price of $17.09 per share and a weighted-average remaining term of 5.75 years. Also, as of April 18, 2007, there were outstanding 911,949 shares of unvested restricted stock, 284,161 shares reserved for issuance for outstanding restricted stock unit awards, and 185,298 shares reserved for issuance for outstanding performance share unit awards.

The Board of Directors believes it is in the best interests of the Company and its shareholders to amend and restate the 2004 Plan to (i) increase the number of shares available for issuance by an additional 4,250,000 shares to a total of 12,250,000 shares, (ii) amend and restate provisions that restrict the availability of certain shares for reissuance under the 2004 Plan, (iii) specify and clarify certain award size limitations, and (iv) rename the 2004 Plan as the “Callaway Golf Company Amended and Restated 2004 Incentive Plan” (the “Amended and Restated 2004 Plan”). The term of the 2004 Plan (which expires on May 24, 2014) will remain unchanged. Specifically, the proposed changes with respect to shares available for issuance and limitation on award size are summarized as follows:

Restriction on Shares Available for Awards. The Amended and Restated 2004 Plan will provide that shares of Common Stock subject to an award but which shares are not delivered to an awardee (i) due to the “net exercise” of an award, (ii) because such shares are withheld by the Company for payment of taxes or (iii) because such shares are tendered to the Company in payment of an exercise price, will be counted (subject to any applicable award weighting) against the total number of shares available for issuance under the plan and will not become available again for issuance under the plan. In addition, the Amended and Restated 2004 Plan will provide that dividends and dividend equivalents paid in shares or restricted stock units will be counted against the total number of shares available for issuance under the plan, will prohibit the cancellation of stock options in exchange for other awards (without prior shareholder approval) and will prohibit the transfer of awards for consideration.

Annual Dollar Limit. The Amended and Restated 2004 Plan will provide a $10,000,000 annual dollar limit on all cash-based awards granted under the plan as determined as of the time of grant.

Annual Dollar Limit of Other Stock or Cash-Based Awards. The Amended and Restated 2004 Plan will specify an annual maximum limit of $10,000,000 on other stock or cash-based awards payable in cash that may be granted to any covered employee in any one calendar year.

On April 18, 2007, under the authority delegated to it by the Board of Directors, the Compensation Committee adopted the Amended and Restated 2004 Plan, subject to shareholder approval. The Amended and Restated 2004 Incentive Plan is being submitted to the shareholders for approval in order to comply with NYSE regulations.

Summary of the Amended and Restated 2004 Plan

The principal features of the Amended and Restated 2004 Plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the Amended and Restated 2004 Plan is set forth in Exhibit A to this Proxy Statement.

Plan Administration. The Amended and Restated 2004 Plan is administered by the Compensation and Management Succession Committee (the “Compensation Committee”), which is comprised of individuals who are “non-employee directors” (as that term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”)). All of the members of the Compensation Committee meet the NYSE standards for director independence. The Compensation Committee has authority to, among other things:

•	Interpret and administer the Amended and Restated 2004 Plan;

•	Make rules and regulations relating to the administration of the Amended and Restated 2004 Plan; and

•	Make any other determinations and take any other action that it deems necessary or desirable for the administration of the Amended and Restated 2004 Plan.

Decisions of the Compensation Committee or another person delegated responsibilities under the Amended and Restated 2004 Plan shall be final, conclusive and binding on all persons.

Stock Subject to the Plan. The Amended and Restated 2004 Plan authorizes the issuance of up to 12,250,000 shares of Common Stock. Subject to certain limitations, if any shares that are subject to an award under the plan are forfeited, are cancelled, expire, lapse or otherwise terminate without the issuance of such shares, those shares will again be available for grant under the Amended and Restated 2004 Plan. However, shares of Common Stock subject to an award but which shares are not delivered to an awardee (i) due to the “net exercise” of an award, (ii) because such shares are withheld by the Company for taxes or (iii) because such shares are tendered to the Company in payment of an exercise price will be counted (subject to any applicable award weighting) against the total number of shares available for issuance under the plan and will not become available again for issuance under the plan.

The shares issued under the Amended and Restated 2004 Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares or shares held in trust for issuance under the Amended and Restated 2004 Plan.

Grants under the Amended and Restated 2004 Plan of stock options and stock appreciation rights reduce the shares available for award under the Amended and Restated 2004 Plan on a one-for-one basis. Grants of restricted stock, restricted stock units payable in shares, performance shares, performance units payable in shares or other full value share awards reduce the shares available for award under the Amended and Restated 2004 Plan on a 2.5 to 1 basis (i.e., for each share of such awards granted under the Amended and Restated 2004 Plan, the number of shares available for award will be decreased by 2.5 shares). If any such shares subject to this special rule are subsequently reacquired by the Company under the terms of the Amended and Restated 2004 Plan as a result of the expiration, termination or cancellation of the related award, or otherwise, then the shares authorized for issuance will be increased by 2.5 shares for each such share reacquired by the Company.

Limitations. Subject to adjustment as provided in the Amended and Restated 2004 Plan, no participant shall be eligible to receive in any one calendar year awards relating to more than 1,000,000 shares of Common Stock.

Eligibility. As an “omnibus” plan intended to replace the various different types of plans used by the Company in the past, the 2004 Plan and the proposed Amended and Restated 2004 Plan permit awards to employees (the Company has approximately 3,000 employees), officers, consultants, agents, advisors, independent contractors and other persons who render or who have rendered bona fide services to the Company or its affiliates.

Awards. The Amended and Restated 2004 Plan provides for the grant of options (including non-statutory options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, cash-based awards or other incentives payable in shares of Common Stock or cash as may be designated under the Amended and Restated 2004 Plan.

Options. Incentive stock options and nonqualified stock options may be granted under the Amended and Restated 2004 Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Compensation Committee. The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted. Fair market value generally means the closing price for the Company’s Common Stock on the NYSE on the date of grant. The Amended and Restated 2004 Plan provides that the term of an option cannot exceed ten years, and that no option will become fully exercisable in less than one year after the date of grant. Incentive stock options must comply in all respects with the provisions of Section 422 of the IRC.

Stock Appreciation Rights. Stock appreciation rights entitle a participant to receive payment from the Company in an amount determined by multiplying the difference between the fair market value of the shares on the date of exercise and the fair market value on the date of grant by the number of shares subject to the award. The terms of any grant of stock appreciation rights generally are determined by the Compensation Committee. Stock appreciation rights may be granted in tandem with an option or alone. The grant price of a tandem stock appreciation right is equal to the exercise price of the related option, and the grant price of a freestanding stock appreciation right is equal to the fair market value of the Common Stock on the grant date.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units reflect a right to receive shares of stock upon the satisfaction of certain terms, conditions and restrictions. Both may be issued under the Amended and Restated 2004 Plan on such terms and conditions as the Amended and Restated 2004 Plan permits and generally are subject to terms determined by the Compensation Committee. Restricted stock unit awards may be paid in cash, stock, or a combination of cash and stock. Participants holding restricted stock or restricted stock units may be permitted to receive dividends paid with respect to underlying shares or dividend equivalents, subject to such terms and conditions as may be applied.

Performance Shares and Performance Units. A grant of performance shares entitles the recipient to payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions as specified in the grant. In lieu of shares, a cash payment may be made in an amount equal to the fair market value of the Common Stock otherwise to be awarded. A grant of performance units entitles the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified in the grant. In lieu of cash, actual shares of Common Stock of equivalent value may be paid upon vesting of the performance shares.

The Compensation Committee shall determine the terms of any grants of performance units. The maximum amount granted during any calendar year under a performance unit by any employee subject to Section 162(m) of the IRC may not exceed $10,000,000. Performance units entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Compensation Committee. The Compensation Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a performance unit.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and certain other awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the IRC, including the following: (a) cash flow;

(b) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders’ equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in stockholder value relative to various indices, and (u) strategic plan development and implementation (collectively, the “Performance Criteria”).

Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee. The Compensation Committee may appropriately adjust any evaluation of performance under the Performance Criteria to exclude any of the following extraordinary items: (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) the effects of a merger or acquisition, (e) asset write-downs, (f) litigation or claim judgments or settlements, (g) any accruals for reorganization and restructuring programs, and (h) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

Other Stock or Cash-Based Awards. Subject to the terms and conditions of the Amended and Restated 2004 Plan, other incentives payable in cash or in shares of Common Stock may be awarded if determined to be in the best interests of the Company, such other incentives being subject to an annual maximum grant limit, if payable in cash, of $10,000,000 to any covered employee in any calendar year.

Tax Withholding. The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of Common Stock until such terms and conditions are met.

Minimum Vesting Period. Except upon Termination of Service or a Change in Control (as such terms are defined in the Amended and Restated 2004 Plan), (i) no stock option or stock appreciation right shall vest and become exercisable earlier than one year from the date of grant, and (ii) no award of restricted stock or restricted stock units payable in shares shall vest earlier than one year from the date of grant, except that an award of restricted stock or restricted stock units that vests based solely on continued service shall not vest earlier than three years from the date of grant.

Assignability. Awards granted under the Amended and Restated 2004 Plan are generally not transferable or assignable except by will or the laws of descent and distribution. However, participants may be permitted to assign or transfer an award for no consideration to the extent allowed by the Compensation Committee in its discretion and subject to Section 422 of the IRC.

Adjustments. In the event a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Compensation Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Amended and Restated 2004 Plan; (ii) the maximum number and kind of securities that may be issued to an individual in any one calendar year; (iii) the maximum number and kind of securities that may be made subject to the different types of awards available under the Amended and Restated 2004 Plan; and (iv) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

Change in Control. The Compensation Committee may provide that, in the event of a Change in Control (as defined in the Amended and Restated 2004 Plan), (i) each outstanding option shall fully vest and then terminate upon the Change in Control, (ii) outstanding options shall terminate upon consummation of a Change in Control and each participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the acquisition price of the Company’s Common Stock multiplied by the number of shares subject to such outstanding options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such options, or (iii) options shall be assumed or an equivalent option or right shall be substituted by the successor company.

With respect to restricted stock in the event of a Change in Control, the Compensation Committee may provide that (i) the vesting of shares subject to restricted stock shall accelerate, or (ii) if unvested options are to be assumed or substituted by a successor company without acceleration upon the occurrence of a Change in Control, the terms and conditions of unvested restricted stock shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards.

With respect to other awards, the Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control of the Company, to take such further action as it determines to be necessary or advisable with respect to awards.

Amendment and Termination. The Amended and Restated 2004 Plan may be amended, suspended or terminated by the Board of Directors or the Compensation Committee, subject to applicable law, regulation or stock exchange rule, including those that would require shareholder approval for amendment or change. The amendment, suspension or termination of the Amended and Restated 2004 Plan or a portion thereof or the amendment of an outstanding award may not, without the participant’s consent, materially adversely affect any rights under any award.

Unless sooner terminated as provided in the Amended and Restated 2004 Plan, the Amended and Restated 2004 Plan shall terminate on May 24, 2014. Termination would not affect grants and awards then outstanding.

Deferral. The Compensation Committee may permit or require a participant to defer receipt of the payment of any award. If any such deferral election is permitted or required, the Compensation Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

Effective Date. The Amended and Restated 2004 Plan shall become effective immediately following shareholder approval.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards under the Amended and Restated 2004 Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Amended and Restated 2004 Plan, nor does it cover state, local, or non-U.S. taxes.

Non-Qualified Options. A participant will not have taxable income upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary income equal to the difference between (i) one share of stock valued on the day the option is exercised and (ii) the exercise price of one share, times the number of shares exercised.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time and in the same amount.

The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to shares, and the capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Stock Appreciation Rights (SARs). The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock. The tax consequences of a grant of restricted stock depends upon whether or not a participant elects under Section 83(b) of the IRC to be taxed at the time of the grant.

If no election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the restricted stock lapse, the participant will recognize ordinary income equal to the value (determined on the lapse date) of the restricted stock.

If the election is made, the participant will recognize ordinary income at the time of the grant of the restricted stock equal to the value of the stock at that time, determined without regard to any of the restrictions. If the restricted stock is forfeited before the restrictions lapse, the participant will generally be entitled to no deduction on account thereof.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividends taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

A subsequent sale of restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the stock. The capital gains will be taxable as long-term capital gains if the participant held the stock for more than one year. The holding period to determine whether a participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock restrictions lapse, or on the date of grant if the participant made a valid Section 83(b) election.

Restricted Stock Units. A participant will not have taxable income upon the grant of a restricted stock unit. Rather, taxation will be postponed until the stock becomes payable which will be either immediately following the lapse of the restrictions on the restricted stock units or, if the participant has elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividend equivalents taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

If a restricted stock unit is settled in shares, subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Performance Unit and Performance Share Awards. A participant will not have taxable income upon the grant of a performance unit or a performance share award. Rather, taxation generally will be postponed until vesting of such awards (i.e., generally upon satisfaction of the applicable performance goals). At that time, the participant will recognize ordinary income equal to the value of any cash or property then payable. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

Other Stock-Based Awards. The tax treatment of other stock-based awards will depend on the type of award. As a general rule, taxation generally will be imposed at the time of vesting of such an award, and ordinary income will generally equal the fair market value of the award at the time of vesting. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

Other. In general, under Section 162(m) of the IRC, compensation paid by a public corporation to its chief executive officer or any of its other four most highly compensated executive officers is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Amended and Restated 2004 Plan may be subject to this deduction limit. However, under Section 162(m) of the IRC, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Amended and Restated 2004 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the Amended and Restated 2004 Plan.

Under the so-called “golden parachute” provisions of the IRC, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty percent (20%) federal tax and may be nondeductible to the Company.

Miscellaneous

If the Amended and Restated 2004 Plan is not approved by shareholders, the existing 2004 Plan will remain in effect and the Board of Directors will consider other alternatives for providing incentive compensation.

The Amended and Restated 2004 Plan is not exclusive and does not limit the authority of the Board or its committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the number of shares underlying outstanding stock options, restricted stock units (“RSUs”) and performance share units, as well as the number of shares remaining for future issuance under all of the Company’s equity compensation plans as of April 18, 2007.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Vesting of RSUs and Performance Share Units		Weighted Average Exercise Price of Outstanding Options(1)	Number of Shares Remaining Available for Future Issuance
	(In thousands, except dollar amounts)
Equity Compensation Plans Approved by Shareholders (including ESPP)(2)	5,049	(3)	$17.11	3,536	(4)
Equity Compensation Plans Not Approved by Shareholders(5)	3,535		$17.07	—

Total	8,584		$17.09	3,536	(4)

(1)	Does not include shares underlying RSUs or performance share units because they do not have an exercise price.
(2)	Consists of the following shareholder approved plans: 1991 Stock Incentive Plan, 1996 Stock Option Plan, Non-Employee Directors Stock Option Plan, 2001 Non-Employee Directors Stock Incentive Plan, 2004 Equity Incentive Plan and Employee Stock Purchase Plan. No shares are available for grant under the 1991 Stock Incentive Plan, 1996 Stock Option Plan or Non-Employee Directors Stock Option Plan at April 18, 2007. The 2001 Non-Employee Directors Stock Incentive Plan permits the award of stock options, restricted stock, and restricted stock units. The 2004 Equity Incentive Plan permits the award of stock options, restricted stock, restricted stock units, performance share units and various other cash and stock-based awards.
(3)	Includes 4,579,096 shares underlying stock options, 284,161 shares underlying RSUs and 185,298 shares underlying performance units.
(4)	Includes 259,365 shares available under the 2001 Non-Employee Directors Stock Incentive Plan, 6,514 shares available under the 2004 Equity Incentive Plan and 3,269,978 shares reserved for issuance under the Employee Stock Purchase Plan.
(5)	Consists of the following plans: 1995 Employee Stock Incentive Plan and 1992 Promotion, Marketing and Endorsement Stock Incentive Plan. No shares are available for grant under these plans at April 18, 2007.

Equity Compensation Plans Not Approved By Shareholders

The Company has the following equity compensation plans which were not approved by shareholders: the 1995 Employee Stock Incentive Plan (the “1995 Plan”) and the 1992 Promotion, Marketing and Endorsement Stock Incentive Plan (the “Promotion Plan”). No shares are available for grant under the 1995 Plan or the Promotion Plan at December 31, 2006.

1995 Plan. Under the 1995 Plan, the Company granted stock options to non-executive officer employees and consultants of the Company. Although the 1995 Plan permitted stock option grants to be made at less than the fair market value of the Company’s Common Stock on the date of grant, the Company’s practice was to generally grant stock options at exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant.

Promotion Plan. Under the Promotion Plan, the Company granted stock options to golf professionals and other endorsers of the Company’s products. Such grants were generally made at prices that were equal to the fair market value of the Company’s Common Stock on the date of grant.

Amended and Restated 2004 Plan Benefits

Applicable Securities and Exchange Commission disclosure requirements contemplate a tabular disclosure of the benefits or amounts that will be received by or allocated to certain individuals and groups in 2007 if the Amended and Restated 2004 Plan is approved by the Company’s shareholders at this Annual Meeting. The following table is included to comply with such disclosure requirements. The non-employee directors of the Company are not eligible to participate in the Amended and Restated 2004 Plan. Because any awards thereunder are within the discretion of the Board to award, the benefits or amounts applicable to any member of management is not determinable at this time.

Name and Position	Dollar Value ($)	Number of Units
George Fellows, President and Chief Executive Officer	(1)	(1)
Steven C. McCracken, Senior Executive Vice President, Chief Administrative Officer and Secretary	(1)	(1)
Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer	(1)	(1)
David Laverty, Senior Vice President, Operations	(1)	(1)
Thomas Yang, Senior Vice President, International	(1)	(1)
Robert A. Penicka, Former Senior Executive Vice President and Chief Operating Officer(2)	—	—
Executive group	(1)	(1)
Non-Executive Director Group	(3)	(3)
Non-Executive Officer Employee Group	(1)	(1)

(1)	Awards under the Amended and Restated 2004 Plan are within the discretion of the Board and not determinable at this time.
(2)	Mr. Penicka’s employment with the Company terminated as of August 11, 2006.
(3)	Non-executive directors are not eligible to participate in the Amended and Restated 2004 Plan.

Burn Rate Commitment

In order to facilitate approval of this proposal to amend and restate the 2004 Plan, and to address potential shareholder concerns regarding the number of equity-based awards the Company grants in a given year, the Board of Directors of the Company commits, subject to the condition of shareholder approval of the Amended and Restated 2004 Incentive Plan, that for the next three fiscal years (commencing January 1, 2007 and ending December 31, 2009), the Company’s prospective three-year average burn rate for such years with respect to such awards will not exceed 3.09% (representing the mean of the Company’s Global Industry Classification Standards Peer Group—2520 Consumer Durables and Apparel—plus one standard deviation of such mean). This policy will apply to shares issued pursuant to the following Company plans: 2001 Non-Employee Directors Stock Incentive Plan and the Amended and Restated 2004 Incentive Plan; at December 31, 2006, no shares are available for grant under any other Company plan except the Employee Stock Purchase Plan. This burn rate commitment will not apply to outstanding awards assumed in future acquisitions, qualified employee stock purchase plans and certain other tax-qualified plans. The burn rate will be calculated as (i) the number of shares granted in each fiscal year as reported in the Company’s periodic reports filed with the Securities and Exchange Commission, including (a) stock options, (b) restricted stock, (c) restricted stock units, (d) stock-settled performance shares and performance share units actually earned and delivered or deferred, divided by (ii) the fiscal year end basic shares outstanding. Equity awards settled in cash will not be included in the calculation of burn rate. For purposes of calculating the number of shares granted in a fiscal year, each full value award (e.g. restricted stock, restricted stock units, and stock settled performance shares and performance share units actually earned or deferred) shall count as the equivalent of two option shares.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of shares of Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the Amended and Restated 2004 Incentive Plan. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A “broker non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2004 INCENTIVE PLAN.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Deloitte has served as the Company’s independent auditors since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2006 and 2005 are set forth below under “Fees of Independent Registered Public Accounting Firm.” Representatives of Deloitte are expected to attend the Annual Meeting, where they are expected to be available to respond to questions, and if they desire, to make a statement.

At the Annual Meeting, shareholders will be asked to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Pursuant to the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE, the Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm. Ratification of this appointment is not required to be submitted to shareholders and a shareholder vote on this matter is advisory only. Nonetheless, as a matter of good corporate governance, the Company is seeking ratification of the appointment of Deloitte. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its appointment of Deloitte. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of shares of Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A “broker non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Fees of Independent Registered Public Accounting Firm

Audit Fees. Audit fees include fees for the audit of the Company’s annual financial statements, fees for the review of the Company’s interim financial statements and fees for the attestation of management’s report on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the Commission. The aggregate audit fees billed by Deloitte for 2006 and 2005 were $1,516,860 and $1,551,000, respectively.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The aggregate audit-related fees billed by Deloitte for 2006 and 2005 were $27,560 and $23,000, respectively. The fees for 2006 and 2005 were incurred primarily in connection with the audit of the financial statements for the Company’s 401(k) Retirement Investment Plan for the years ended December 31, 2005 and 2004, respectively.

Tax Fees. Tax fees include fees for services performed by the professional staff in the tax department of the independent registered public accounting firm except for those tax services that could be classified as audit or audit-related services. There were no tax fees billed by Deloitte for 2006 or 2005.

All Other Fees. All other fees include fees for all services except those described above. The aggregate of such other non-audit fees billed by Deloitte for 2006 was $1,161,534 which was in connection with the evaluation of the Company’s processes and practices related to the procurement of indirect goods and services and the planning and management of inventory. For additional information concerning these services, see the Report of the Audit Committee included in this Proxy Statement. There were no such fees billed by Deloitte in 2005.

None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that all audit, audit-related, tax and any other non-audit service to be performed by the Company’s independent registered public accounting firm must be preapproved by the Audit Committee. It is the Company’s policy that all such services be preapproved prior to the commencement of the engagement. The Audit Committee is also required to preapprove the estimated fees for such services, as well as any subsequent changes to the terms of the engagement. The Audit Committee has also delegated the authority (within specified limits) to the Chair of the Audit Committee to preapprove such services if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair is required to report to the Audit Committee at the following Audit Committee meeting any such services approved by the Chair under such delegation.

The Audit Committee will only approve those services that would not impair the independence of the independent registered public accounting firm and which are consistent with the rules of the Securities and Exchange Commission. The Audit Committee policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation services, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

Under this policy, the Audit Committee meets at least annually to review and where appropriate approve the audit and non-audit services to be performed by the Company’s independent registered public accounting firm. Any subsequent requests to have the independent registered public accounting firm perform any additional services must be submitted in writing to the Audit Committee by the Chief Financial Officer, together with the independent registered public accounting firm, which written request must include an affirmation from each that the requested services are consistent with the Securities and Exchange Commission and Public Company Accounting Oversight Board’s rules on auditor independence.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 28, 2007 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the compensation tables appearing elsewhere in this Proxy Statement (“named executive officer”) and (iv) all directors of the Company, named executive officers and other executive officers of the Company as a group. As of February 28, 2007, there were 72,146,271 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Union Bank of California, N.A., Trustee for the Callaway Golf Company Grantor Stock Trust(2) 530 B. Street San Diego, CA 92101	4,264,085	5.91%
Goodman & Company, Investment Counsel Ltd.(3) One Adelaide Street East 29th Floor Toronto, Ontario, Canada M5C 2V9	5,440,163	6.39%
Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, NY 10019	3,982,500	5.44%
FMR Corporation(5) 82 Devonshire Street Boston, MA 02109	3,970,000	5.43%
Samuel H. Armacost(6)	47,000	*
Ronald S. Beard(7)	43,500	*
John C. Cushman, III(8)	37,000	*
George Fellows(9)	315,790	*
Bradley J. Holiday(10)	440,646	*
Yotaro Kobayashi(11)	112,000	*
David A. Laverty(12)	5,871	*
Steven C. McCracken(13)	817,323	1.13%
Robert A. Penicka(14)	345,010	*
Richard L. Rosenfield(15)	74,100	*
Anthony S. Thornley(16)	28,000	*
Thomas Yang(17)	6,214	*
All directors, named executive officers and other executive officers as a group (12 persons)(18)	2,272,454	3.15%

*	Less than one percent
(1)

Except as otherwise indicated, the address for all persons shown on this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. Furthermore, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table includes shares issuable upon exercise of options if the options may be exercised on or before April 29, 2007, irrespective of the price at which the Company’s Common Stock is trading on the NYSE. Consequently, included in the number of shares beneficially owned are shares issuable upon the exercise of options where the exercise price of the options is above the trading price of the Company’s Common Stock on the NYSE. The closing price of the Company’s Common Stock on the NYSE on February 28, 2007 was $15.08. In addition, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table (a) includes unvested shares of restricted stock granted under the Company’s equity–based compensation plans and (b) excludes unvested restricted stock units (“RSUs”) granted under such plans. Until vested, the shares of restricted stock and RSUs are subject to forfeiture and subject to restrictions on transfer. The holder of unvested restricted stock shares may vote the shares and is entitled to receive dividends; the holder of unvested RSUs may not vote the shares but is entitled to receive dividend equivalents thereon.

(2)	The Callaway Golf Company Grantor Stock Trust (the “GST”) holds Company Common Stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and Union Bank of California, N.A., (the “Trustee”) disclaim beneficial ownership of all shares of Common Stock. The Trustee has no discretion in the manner in which the Company’s Common Stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company’s stock option plans and employees who have purchased stock under the Company’s Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company’s Common Stock held in the GST are voted. The Trustee will vote the Common Stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of April 9, 2006, the following named executive officers and group would have the right to direct the vote of the following approximate share amounts: George Fellows — 406,562, Bradley J. Holiday — 309,031, David A. Laverty — 17,184, Steven C. McCracken — 518,534, Robert A. Penicka — 0 and Thomas Yang — 28,691 and all current executive officers as a group 1,280,002. If fewer than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

(3)	This information is based upon a Schedule 13G filed by Goodman & Company, Investment Counsel Ltd with the Securities and Exchange Commission on January 17, 2007. This schedule also reported that Goodman & Company, Investment Counsel Ltd has sole voting and dispositive power with respect to all such shares.
(4)	This information is based upon a Schedule 13G/A filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 18, 2007. This schedule also reported that Royce & Associates, LLC has sole voting and dispositive power with respect to all such shares.
(5)	This information is based upon a Schedule 13G filed by FMR Corporation with the Securities and Exchange Commission on February 14, 2007. On April 10, 2007, FMR Corporation filed a Schedule 13G/A with the Securities and Exchange Commission reporting beneficial ownership of 9,426,162 shares (or 13.07% of the shares of Company Common Stock outstanding as of the Record Date). This schedule also reported that FMR Corporation has sole voting and dispositive power with respect to all such shares.
(6)	Includes 32,000 shares issuable upon exercise of options held by Mr. Armacost, which are currently exercisable or become exercisable on or before April 29, 2007. Mr. Armacost’s non-option shares are held in a family trust with his wife as a co-trustee. Excludes 3,756 RSUs which are scheduled to vest on June 6, 2009.
(7)	Includes 38,000 shares issuable upon exercise of options held by Mr. Beard, which are currently exercisable or become exercisable on or before April 29, 2007. Mr. Beard’s spouse has shared voting and investment power for his non-option shares. Excludes 3,756 RSUs which are scheduled to vest on June 6, 2009.
(8)	Includes 32,000 shares issuable upon exercise of options held by Mr. Cushman, which are currently exercisable or become exercisable on or before April 29, 2007. All non-option shares are held jointly with his spouse. Excludes 3,756 RSUs which are scheduled to vest on June 6, 2009,
(9)	Includes 133,334 shares issuable upon exercise of options held by Mr. Fellows, which are currently exercisable or become exercisable on or before April 29, 2007. Includes 160,000 shares of restricted stock, which are scheduled to vest on December 31, 2008. Excludes 74,229 RSUs which are scheduled to vest on January 16, 2010.

(10)	Includes 427,226 shares issuable upon exercise of options held by Mr. Holiday, which are currently exercisable or become exercisable on or before April 29, 2007. Also includes 10,173 shares of restricted stock, which are scheduled to vest on January 27, 2009. Excludes 9,279 RSUs which are scheduled to vest on January 16, 2010.
(11)	Represents 112,000 shares issuable upon exercise of options held by Mr. Kobayashi, which are currently exercisable or become exercisable on or before April 29, 2007. Excludes 3,756 RSUs which are scheduled to vest on June 6, 2009.
(12)	Includes 5,871 shares of restricted stock, which are scheduled to vest on August 1, 2009. Excludes 2,094 RSUs which are scheduled to vest on January 16, 2010.
(13)	Includes 777,226 shares issuable upon exercise of options held by Mr. McCracken, which are currently exercisable or become exercisable on or before April 29, 2007. Includes 26,574 shares held by the McCracken/Waggener Family Trust for which Mr. McCracken is a trustee with voting and dispositive powers over such shares. Also includes 1,500 shares held by Mr. McCracken’s spouse and 550 shares held for the benefit of Mr. McCracken’s children. Also includes 10,173 shares of restricted stock, which are scheduled to vest on January 27, 2009. Excludes 9,279 RSUs which are scheduled to vest on January 16, 2010.
(14)	Mr. Penicka’s employment with the Company terminated as of August 11, 2006. Includes 345,010 shares issuable upon exercise of options held by Mr. Penicka, all of which are currently exercisable and will expire, if unexercised, on August 11, 2007.
(15)	Includes 46,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before April 29, 2007. Includes 8,000 shares held in a trust for the benefit of Mr. Rosenfield’s children and 50 shares held by Mr. Rosenfield’s spouse. Excludes 3,756 RSUs which are scheduled to vest on June 6, 2009.
(16)	Includes 26,000 shares issuable upon exercise of options held by Mr. Thornley, which are currently exercisable or become exercisable on or before April 29, 2007. Excludes 3,756 RSUs which are scheduled to vest on June 6, 2009.
(17)	Includes 6,214 shares of restricted stock, which are scheduled to vest on July 20, 2009. Excludes 6,959 RSUs which are scheduled to vest on January 16, 2010.
(18)	Includes 1,968,796 shares issuable upon exercise of options held by these individuals, which are currently exercisable or become exercisable on or before April 29, 2007. Includes 192,431 shares of restricted stock and excludes 124,376 RSUs, all of which remain subject to future vesting.

REPORT OF THE COMPENSATION AND

MANAGEMENT SUCCESSION COMMITTEE

The responsibility for fixing the compensation of the Company’s executives has been delegated by the Board of Directors to the Compensation and Management Succession Committee (the “Compensation Committee”). In accordance with its written charter, the Compensation Committee has the following specific duties and responsibilities:

•

Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives given the Company’s strategic and operational objectives.

•

Oversee the Company’s incentive compensation and equity-based compensation plans, including granting awards under any such plans, and approve, amend or modify the terms of management related compensation or benefit plans that do not require shareholder approval.

•

Review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate his performance in light of those goals and objectives, and, following consultation with the non-management members of the Board, set the chief executive officer’s compensation level based on this evaluation.

•	Set the compensation of other executive officers based upon the recommendation of the chief executive officer.

•	Approve employment agreements and severance arrangements for executive officers, including change in control provisions, plans or agreements.

•	Review succession plans relating to positions held by executive officers and make recommendations to the Board regarding selections of individuals to fill these positions.

•	Annually evaluate the performance of the Compensation Committee and the adequacy of the Compensation Committee charter.

•	Perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee or as may be assigned from time to time by the Board.

Additional information concerning the Company’s executive compensation programs can be found in “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” and the narrative and tabular disclosure that follows it in this Proxy Statement.

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the Securities and Exchange Commission.

COMPENSATION AND MANAGEMENT

SUCCESSION COMMITTEE

Samuel H. Armacost, Chair

John C. Cushman, III

Richard L. Rosenfield

Anthony S. Thornley

The preceding “Report of the Compensation and Management Succession Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Introduction.

The following is a discussion of the compensation paid for 2006 to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2006. It also includes a former executive officer who left the Company mid-year. These individuals and their current or former positions are listed below:

George Fellows, President and Chief Executive Officer

Steven C. McCracken, Senior Executive Vice President, Chief Administrative Officer and Secretary

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer

David A. Laverty, Senior Vice President, Operations

Thomas Yang, Senior Vice President, International

Robert A. Penicka, former Senior Executive Vice President and Chief Operating Officer

These individuals are sometimes collectively referred to in this discussion as the “named executive officers” because they are named in the compensation tables included in this Proxy Statement. Investors are encouraged to read this discussion in conjunction with the compensation tables and related notes, which include more detailed information about the compensation paid to the named executive officers for 2006.

Purpose of Executive Compensation Programs.

Callaway Golf Company is a public corporation engaged in the manufacture and sale of golf equipment, as well as the sale of other golf-related products, including golf bags, apparel, footwear, and accessories. The sale of golf products is a highly competitive business that is becoming more competitive each year. The Company has operations in the United States, the United Kingdom, Japan, Canada, Korea, Australia and China and directly, or indirectly through third party distributors, sells its products in over 100 countries worldwide. In 2006, the Company had net sales of approximately $1.0 billion. Given the complexity and size of the Company’s business, the Board of Directors must recruit and appoint highly qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s operations. The purpose of the Company’s executive compensation programs is to attract, retain, motivate and appropriately reward these executive officers. They are also intended to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

The Company’s executive compensation programs are routinely reviewed and modified as appropriate in light of current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs, and the current performance of that executive. As a result, in any given year there may be circumstances that result in an executive’s compensation being different from the Company’s current programs and practices. For example, in recruiting Mr. Laverty to the Company in August 2006, a portion of his prorated annual incentive opportunity for 2006 was guaranteed; whereas the annual incentive opportunity for the other named executive officers was not guaranteed. The guaranteed annual incentive for Mr. Laverty was an approved change from the Company’s current annual incentive program for executive officers made during the contract negotiation process. Despite limited exceptions, the amounts paid to the Company’s executive officers should in the aggregate be consistent with the Company’s compensation programs as they evolve in light of current trends and best practices.

Executive Officer Compensation is Set by the Compensation and Management Succession Committee.

The Company’s Board of Directors has delegated to the Compensation Committee the responsibility for setting the compensation of the Company’s executive officers, including the named executive officers, and for providing oversight of the Company’s general compensation philosophy and policies. The Compensation Committee consists entirely of independent, non-employee directors and no former employees of the Company serve on the Compensation Committee. Currently, the following four directors serve on the Compensation Committee: Samuel H. Armacost (Chair); John C. Cushman, III, Richard L. Rosenfield and Anthony S. Thornley. Additional information concerning the Compensation Committee and its members, as well as the Report of the Compensation Committee, are included in other sections of this Proxy Statement.

The Compensation Committee has the responsibility for, among other things, approving and overseeing the Company’s executive compensation programs, including the design and implementation of those programs to ensure that the programs are reasonable and not excessive, that they reward corporate and individual performance, and that they provide appropriate incentives for the executive officers. This responsibility includes setting base salaries, developing appropriate short-term and long-term incentives, approving all equity-based award plans and grants, approving employment agreements (including severance and change-in-control provisions), and approving other compensation or benefit plans, arrangements and agreements applicable to executive officers. The Compensation Committee selects an appropriate peer comparison group for compensation purposes and works with management to set the pertinent metrics for measuring relative performance. The Compensation Committee also sets the performance goals and criteria for executive officers for all performance-based incentive compensation.

In addition, each year, as soon as practical following the end of the fiscal year, the Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s performance against agreed-upon objectives, and any other relevant factors pertinent to that year’s results. In the case of the Chief Executive Officer, the review also includes a written evaluation of his performance by each independent director after a review of the Chief Executive Officer’s agreed-upon annual objectives and his self appraisal of performance against such goals. The directors then meet in executive session to review this material and to act on the Compensation Committee’s recommendation for any changes in compensation for the Chief Executive Officer that may result from such review and appraisal. This review entails the use of “tally sheets” which specify all elements of compensation and the Company’s independent consultant’s comments with respect to market data and comparison to the Company’s peer comparison groups.

Additional information concerning the responsibilities of the Compensation Committee is set forth in the Charter of the Compensation Committee available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Board Committees.

Guiding Principles for Executive Compensation.

The Compensation Committee establishes the compensation of the Chief Executive Officer in consultation with the Board and, after considering the recommendation of the Chief Executive Officer, establishes the compensation of the other executive officers, including the named executive officers. The Compensation Committee does not delegate authority to determine the compensation of executive officers. In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:

Compensation levels should be sufficiently competitive to attract and retain the executive talent needed.

The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. In general, this will mean that total compensation should be at or above the median for the Company’s Compensation Comparison Group (described below) and other appropriate benchmarks.

A significant portion of total compensation should be related to performance.

Executive compensation should be linked to Company performance as well as to individual levels of performance. The annual incentive compensation element is tied directly to both corporate performance and individual performance, and the long-term incentive compensation element is generally tied to long-term corporate performance. Under the Company’s plans, performance above targeted or benchmarked standards results in compensation above targeted levels, and performance below targeted or benchmarked standards results in compensation below targeted levels.

Compensation should reflect position and responsibility, and incentive compensation should be a greater part of total compensation for more senior positions.

Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance.

The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.

A significant portion of executive compensation should be equity-based.

In order to further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be non-cash, equity-based compensation. As a result, the long-term incentives for executive officers are equity-based in the form of stock options, restricted stock or performance share units. The executive officers are also subject to stock ownership guidelines, which require the executive officers to hold a portion of the shares received from the long-term incentive awards until the executive satisfies the minimum holding requirements.

The tax deductibility of compensation should be maximized where appropriate.

The Company seeks to maximize the deductibility for tax purposes of all elements of compensation. In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the IRC which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the chief executive officer or any of the other four most highly compensated executive officers. Although maximizing the tax deductibility of compensation is an important consideration, the Compensation Committee may from time to time approve compensation that does not qualify for deductibility where it is appropriate to do so in light of other competing interests or objectives. For example, the Compensation Committee approved a reasonable relocation arrangement for Mr. Fellows when he joined the Company in August 2005 (although much of the relocation expense was not actually incurred until 2006). Since reimbursement of the relocation expenses is considered to be non-qualifying compensation under Section 162(m), a portion of Mr. Fellows’ compensation for 2006 was not deductible to the Company. In this case, the Compensation Committee believed that the importance of tax deductibility was outweighed by the importance of offering a competitive relocation benefit to attract a highly qualified new chief executive officer.

The Compensation Committee Uses Various Resources to Guide Its Compensation Decisions.

In setting compensation, the Compensation Committee works with the Company’s Senior Vice President of Human Resources as well as an independent compensation consulting firm. Since 2004, the Compensation Committee has engaged Mercer Human Resource Consulting as its independent compensation consultant for executive compensation matters. Mercer representatives report directly to the Compensation Committee and are used to provide market data, benchmarking comparisons, information on compensation trends, and an objective view of compensation matters. The Company does not use Mercer for any other purposes. Representatives from Mercer generally attend the meetings of the Compensation Committee, and meet in executive session with the members of the Compensation Committee.

In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically benchmarks the Company’s programs. None of the Company’s major competitors are stand-alone golf corporations. Rather, they are part of larger corporate conglomerates and it is therefore difficult to obtain meaningful specific comparative data on those competitors’ golf businesses. The Compensation Committee therefore compares executive compensation levels with those of a group of 14 other corporations (the “Compensation Comparison Group”) and with other relevant benchmarks, including broad industry survey data. The Compensation Comparison Group consists of corporations that are in the consumer discretionary goods sector and which are similar in size, scope, and have similar business characteristics as the Company. The Compensation Comparison Group is reviewed annually and revised as appropriate to ensure that the corporations in the group continue to be a fair comparison for compensation purposes. For example, if one of the corporations in the Compensation Comparison Group were to enter into a significant merger, the size of the merged entity may cause it to be too large to serve as a good comparison. The corporations that currently comprise the Compensation Comparison Group are as follows:

Artic Cat Inc. Coach, Inc. Columbia Sportswear Company Fossil, Inc.	Hasbro, Inc. K2 Inc. LeapFrog Enterprises, Inc. Movado Group, Inc.	Nautilus, Inc. Oakley, Inc. Polaris Industries, Inc. Quicksilver, Inc.	Russell Corporation The Timberland Company

In addition to the Compensation Comparison Group, the Compensation Committee also uses a group of approximately 35 corporations as a guide in setting performance targets under the short-term and long-term incentive programs (the “Performance Comparison Group”). The Performance Comparison Group consists of corporations included in the leisure equipment and products industry and the textiles, apparel and luxury goods industry. Most of the corporations in the Compensation Comparison Group are included in the Performance Comparison Group. The Performance Comparison Group, however, is broader than the Compensation Comparison Group because the corporations the Company competes with for capital are different than the corporations the Company competes with for executive talent. The size of a corporation is more relevant when determining competitive compensation levels than it is for evaluating corporate performance. As a result, the corporations in the Compensation Comparison Group are generally within a similar size range, whereas the corporations in the Performance Comparison Group fall within a much broader size range.

Investors should understand that both the Compensation Comparison Group and the Performance Comparison Group are used as a reference guide to aide the Compensation Committee in setting executive compensation levels and targets. The compensation comparative information is used only as a reference in part because the information is derived from the disclosures made by the corporations in the comparative groups and there can be a significant lag time in this information since much of the comparative information is derived from proxy statements. For example, in setting the Company’s executive compensation programs for 2006, the Company utilized comparative information based upon proxy statements that reported 2004 compensation since 2005 information was not yet reported. The comparative information is therefore primarily used as a guide in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year.

Components of the 2006 Executive Compensation Plan.

The Compensation Committee developed a 2006 executive compensation program consisting of direct compensation as well as benefits and perquisites. The direct compensation is comprised of three elements: base salary, annual incentives and long-term incentives. Each element is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation. The portion of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases.

Consistent with the Company’s compensation philosophy, the 2006 executive compensation program incorporates a balance between guaranteed and at-risk compensation, a balance between cash and non-cash compensation and a balance between short-term and long-term compensation. The compensation paid for 2006 also reflects the terms of Mr. Fellows’ initial employment contract, which was negotiated when he first joined the Company in August 2005, as well as the terms of the initial employment contracts negotiated for Messrs. Laverty and Yang when they joined the Company in mid-2006. Mercer advised the Compensation Committee in connection with the 2006 executive compensation program as well as the initial employment contracts for Messrs. Fellows, Laverty and Yang. Mercer has also advised the Committee that the compensation paid to the named executive officers in 2006 was reasonably based and not excessive.

Set forth below is a discussion of each of the elements of the 2006 executive compensation program. More detailed information concerning the compensation paid to the named executive officers for 2006 is set forth in the compensation tables and related notes contained in other sections of this Proxy Statement.

Base Salary.

Base salaries serve as the guaranteed cash portion of executive compensation. A base salary is intended to compensate an executive for performing his or her job responsibilities on a day-to-day basis and is intended to reflect that executive’s skill set as well as the benchmarked market value for that position.

An executive officer’s base salary is generally fixed at the time the executive is first hired or is promoted to the executive officer level. In setting the base salary, the Compensation Committee reviews job requirements and performance expectations, relevant market survey and benchmarking data, including information for the Compensation Comparison Group, and consults with its independent compensation consultant. The Compensation Committee reviews base salaries annually and adjustments are made as appropriate to recognize outstanding individual performance, expanded duties, or changes in the competitive marketplace.

In 2006, none of the named executive officers received a base salary increase. Mr. Fellows’ base salary was set when he first joined the Company in August 2005 and it remained unchanged during 2006. Messrs. McCracken, Holiday and Penicka had their base salaries increased in September 2003 in connection with their expanded duties following the Top-Flite acquisition. Their base salaries have remained unchanged since such time. The base salaries for Messrs. Laverty and Yang were set in connection with their hiring in the summer of 2006. The base salary for each of the named executive officers during 2006 was as follows:

Name	Base Salary
George Fellows	$850,000
Bradley J. Holiday	$500,000
Steven C. McCracken	$550,000
David A. Laverty	$325,000
Thomas Yang	$350,000
Robert A. Penicka	$500,000

Annual Incentives.

In addition to a base salary, the Company’s executive compensation programs include the opportunity to earn an annual cash bonus. The bonus serves as the short-term incentive compensation element of the executive compensation program. The bonus is generally at-risk and subject to designated corporate and individual performance criteria. The bonus is intended to provide an incentive for an executive to drive a high level of corporate and individual performance. The payout of annual bonuses to executive officers is subject to the approval of the Compensation Committee following its review of executives’ performance against the designated corporate and individual performance criteria.

For 2006, the Compensation Committee implemented a bonus program that was designed to reward the executive officers for achieving certain corporate performance goals as well as their own individual objectives. Under this program, the Compensation Committee set target bonuses for each of the named executive officers. The target bonus was set as a percentage of base salary and is the amount the executive officer could earn if the Company achieved its target corporate performance goals and the executive officer achieved his/her individual objectives. Bonus targets for 2006 were as follows:

Name	Target Bonus as a % of Base Salary
George Fellows	100%
Bradley J. Holiday	60%
Steven C. McCracken	60%
David A. Laverty	40%
Thomas Yang	40%
Robert A. Penicka	60%

The Compensation Committee set the corporate performance goals for 2006 based upon designated levels of corporate net income and corporate sales growth. The corporate net income goal was weighted more heavily than the sales growth goal to emphasize the importance of profitability and that any sales growth should be profitable sales growth. The Compensation Committee agreed on individual performance objectives for the Chief Executive Officer. These objectives consist of specific initiatives that support and reinforce achievement of the Company’s overall strategic plan. The individual objectives for each of the other executive officers were recommended by the Chief Executive Officer and were reviewed and agreed to by the Compensation Committee. Under the 2006 plan, the corporate performance goals were weighted more heavily than the individual objectives to emphasize the importance of strong corporate performance. Mr. Yang, the Senior Vice President, International, had his corporate performance goals split among three rather than two criteria. As a result, the target bonus opportunity for each executive officer was based upon the designated corporate performance goals and the achievement of each executive officer’s individual objectives as follows:

Performance Criteria	% of Target Bonus Opportunity (other than Mr. Yang)	% of Target Bonus Opportunity (Mr. Yang Only)
Corporate Net Income	56.25%	37.50%
Corporate Sales Growth	18.75%	12.50%
Subsidiary Contribution to Profit	—	25.00%
Individual Objectives	25.00%	25.00%

	100.00%	100.00%

The payout of any bonus is contingent upon the Company’s achievement of certain financial performance goals set by the Compensation Committee. The Compensation Committee also sets a minimum net income threshold that must be achieved before a bonus is paid under any performance criteria. The Compensation Committee also establishes maximum bonus payout limits under the plan. Subject to these threshold and maximum performance limits, actual performance above or below target performance results in a bonus greater or less than the target bonus. For 2006, threshold performance would have resulted in a bonus equal to 75% of the target bonus opportunity while maximum performance would have resulted in a bonus equal to 140% of the target.

In 2006, the Compensation Committee set performance targets for the annual bonus plan that were challenging and that were designed to result in the payout of a bonus only for strong corporate performance. Since the Company’s performance was not sufficient to achieve the minimum net income necessary for the payment of bonuses in 2006, Messrs. Fellows, McCracken and Holiday did not receive any bonus for 2006. Mr. Laverty received a signing bonus of $30,000 upon commencement of his employment and a guaranteed bonus of $27,625 at year end consistent with the terms of his initial employment contract. In July 2006, Mr. Yang received the first half of his signing bonus in the amount of $25,000. The second half ($25,000) of his signing bonus is due in 2007 on the anniversary of the commencement of his employment with the Company. Mr. Penicka received a prorated bonus of $183,300 pursuant to the terms of his separation arrangement.

Long-Term Incentives.

Long-term incentives provide a means for retaining executives, aligning their interest over the long-term with shareholders and providing an ownership stake in the Company. Traditionally, the Company used stock options as the sole long-term incentive in its executive compensation programs, which focused the participants on long-term growth linked solely to share price appreciation. After an independent review of changing market and competitive best practices and with the objective of recognizing the Company’s current operating position, the Compensation Committee implemented a more balanced approach for 2006 to include restricted stock and performance share units in addition to stock options in its long-term incentive program.

For each of the named executive officers a targeted value of long-term incentive awards was established. The targeted value varies by position and responsibility. In setting the targeted value, the Compensation Committee consulted with its independent consultant, compared the targeted long-term incentive awards to the Compensation Comparison Group, and reviewed other pertinent broad industry data. It also considered the effect the long-term incentive element would have upon the executive’s total direct compensation. The targeted value for each of the named executive officers for 2006 was as follows:

Name	2006 Long-term Incentive Award Target Value
George Fellows	-0-
Bradley J. Holiday	$459,000
Steven C. McCracken	$459,000
David A. Laverty	$229,500
Thomas Yang	$229,500
Robert A. Penicka	$459,000

Mr. Fellows did not receive a grant of any long-term incentives in 2006 since at the time of his employment in August 2005, his initial equity grant of a stock option for 400,000 shares and 160,000 shares of restricted stock was made as a two-year front-end loaded grant for 2005 and 2006. Messrs. McCracken, Holiday and Penicka received their long-term incentive awards in connection with the Company’s annual awards in January 2006 and Messrs. Laverty and Yang received their awards effective on their respective dates of hire in the summer of 2006. All of the awards were granted under the Company’s 2004 Equity Incentive Plan, which is a shareholder-approved plan.

Consistent with the Compensation Committee’s balanced approach to long-term compensation in 2006, the Compensation Committee determined that the targeted long-term incentive award value would be allocated equally among three different types of awards, namely restricted stock, performance share units and stock options. Together these awards are designed to motivate an executive to remain with the Company, to achieve strong operational performance and to increase shareholder value. Each of the components of the long-term incentive awards, however, is designed to motivate and reward the Company’s executives in different ways. The restricted stock awards provide a retention incentive as they vest solely based upon continued service without regard to Company performance or stock price and provide an ownership stake in the Company. The performance share units provide an incentive to achieve strong operational performance as they are paid to an executive only if the Company achieves predetermined operational performance goals over a multiple year horizon. The stock option portion provides an incentive to increase shareholder value directly through stock appreciation as the stock options provide no realizable value in the absence of stock appreciation. These awards remain consistent with the Compensation Committee’s guiding principles in that a majority of long-term incentives are performance-based and a majority are equity-based. Additional information concerning each of these awards follows:

Stock Options. A stock option award is the grant of a right to purchase the Company’s Common Stock at a fixed purchase price per share and is designed to reward an executive for absolute stock appreciation. Stock options are a performance based award in that they have no realizable value unless there is stock appreciation. The stock options granted to the named executive officers in 2006 vest ratably over a three-year period and are for a ten-year term, subject to earlier cancellation in connection with a termination of employment. The number of shares subject to the stock option is determined based upon the targeted value for the named executive officer divided by the estimated value of a stock option for one share. The estimated value is based upon the Black-Scholes option valuation model used by the Company for financial reporting purposes. The stock options were granted at exercise prices equal to the fair market value of the Company’s stock on the date of grant (i.e., the closing stock price as reported on the New York Stock Exchange).

Restricted Stock. A restricted stock award is the grant of Common Stock of the Company subject to certain restrictions on the sale or transfer of the shares until the award vests and the restrictions lapse. The number of shares of restricted stock granted to the named executive officers in 2006 was based upon the targeted value divided by the closing price of the Company’s Common Stock on the date of grant. The restricted stock granted in 2006 vests and the restrictions lapse on the third anniversary of the date of grant. The named executive officers are entitled to dividend and voting rights with respect to the shares during the restricted period. These awards align the interests of the Company’s executives with those of the Company’s shareholders as the executives have the same benefits and risks of owning the Company’s stock as do the shareholders. The restricted stock awards are also designed to provide a retention incentive for the named executive officers. If a named executive officer voluntarily leaves the Company without good reason prior to the third anniversary of the date of grant, he or she forfeits the stock. In addition to providing a retention incentive, the restricted stock awards also provide the opportunity to share in the long-term value creation of the Company. Beginning in 2007, the Company has changed this portion of the long-term incentive awards. The Company now uses restricted stock units in lieu of restricted stock since restricted stock units provide the same incentives as restricted stock, but the holder does not have any voting rights or receive any dividends until the underlying award vests.

Performance Share Units. A performance share unit is a right to receive Company stock in the future tied directly to achieving agreed-upon Company financial performance targets. These awards are designed to achieve strong long-term operational performance. The number of shares underlying the performance units granted to the named executive officers in 2006 was based upon the targeted value divided by the closing price of the Company’s Common Stock on the date of grant. The performance share units were based upon the Company achieving a targeted average economic profit margin over the three year performance period beginning January 1, 2006 through December 31, 2008. Average economic profit margin is defined as the return on invested capital (ROIC) less the Company’s weighted average cost of capital (WACC). The Compensation Committee selected this performance measure because it emphasizes profitable operational performance and is highly correlative with shareholder value creation over the long-term. The Compensation Committee set the average economic profit margin performance targets after considering the average economic profit margin of the corporations in the Performance Comparison Group, as well as the S&P 400 Consumer Discretionary Sector and the S&P 400. For performance above or below the targeted performance levels, an executive may earn 50% of the targeted performance share units granted for achieving a threshold level of economic profit margin and may earn up to a maximum of 150% of the targeted performance share units granted for exceeding the targeted level of economic profit margin. Subject to achieving the required performance targets, the shares are paid out and issued shortly after the end of the performance period. For 2007 the Company discontinued using performance units that are settled in stock and instead granted performance cash units.

Approval and Timing of Grants. All long-term incentive award grants are approved by the Compensation Committee on a fixed date each year or in advance of the date of grant. The approval includes the eligible participants, type of awards (e.g., stock options, restricted stock, performance share units), the size of awards for each level of participant, the performance criteria where applicable, as well as the other terms of the awards and program.

The Compensation Committee approved the 2006 annual long-term incentive awards for Messrs. McCracken and Holiday (among others) on January 20, 2006 with an effective date of grant of January 27, 2006, which was the day after the Company’s year end earnings release. The closing price of the Company’s Common Stock on the date of approval was $14.50 and on the date of grant was $15.04. The Compensation Committee approved the new hire grants for Messrs. Laverty and Yang on July 19, 2006 (closing price was $12.43) with effective dates of grants of August 1, 2006 (closing price was $13.03) and July 20, 2006 (closing price was $12.31), which are their respective dates of hire.

In the first quarter of 2007, the Compensation Committee adopted specific guidelines regarding the timing of equity award grants. The guidelines provide that all equity award grants will be approved by the Compensation Committee and that the annual grants will be approved at its first regularly scheduled meeting in January each year. The effective date of such grants shall be the date of the Compensation Committee’s approval. The guidelines also provide that (i) promotion or other special award grants shall be approved at the first regularly scheduled meeting of the Compensation Committee following the applicable event (with the effective date of grant being the date of the Compensation Committee’s approval) and (ii) new hire grants shall be approved at a regularly scheduled or special meeting of the Committee prior to the date of hire or the first regularly scheduled meeting of the Compensation Committee following the date of hire (with the effective date of grant being the later of the date of approval or the date of hire).

Benefits and Perquisites.

Various benefits are established for the named executive officers to provide job satisfaction and enhance productivity, provide for healthcare needs, and encourage work/life balance. The Company’s primary benefits for executives include participation in the Company’s employee stock purchase plan (which enables employees to purchase a limited amount of Company stock at a 15% discount through payroll deductions), the Company’s health, dental and vision plans, the executive deferred compensation plan, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off. The Company also covers the costs of an annual physical and the costs of tax and estate planning fees. Consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized country club memberships and free use of the Company’s products. In connection with the hiring of a new executive officer, the Company may also provide relocation assistance when necessary. See the Summary Compensation Table and related notes in this Proxy Statement for additional information about the value of benefits and perquisites received in 2006.

Retirement Plans.

The Company does not provide the executive officers with any pension plans or supplemental executive retirement plans (SERPS), or other similar types of retirement benefits. The only retirement benefit the Company provides the named executive officers is the right to participate in the Company’s 401(k) Retirement Investment Plan and the Company’s executive deferred compensation plan. Both of these plans are funded primarily through employee contributions.

The Company’s 401(k) plan allows participants to contribute a portion of their compensation into the fund up to a maximum amount of $15,000 in 2006 and the Company provides a matching contribution up to 6% of the participant’s compensation. The funds held in the 401(k) plan are invested in various investment funds through Vanguard.

The Company’s executive deferred compensation plan allows participants to defer receipt of their base salary and/or short-term (annual) incentive payments into cash accounts that mirror the gains and/or losses of several different investment funds selected by the Company. The Company is not required to make any contributions to the executive deferred compensation plan. The plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan from the general assets of the Company.

Employment Agreements.

The Company has entered into an employment agreement with each of the named executive officers. The Company’s employment contracts are generally based upon a standard form of agreement with some exceptions for new hires. Each employment agreement generally requires the executive officer to devote his/her full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he/she receives from the Company and to disclose and assign to the Company any inventions and innovations he/she develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below and tables quantifying the potential payments to the named executive officers upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement. The employment agreements for the Company’s executive officers are on file with the Securities and Exchange Commission.

Severance Arrangements.

Whether an executive officer is entitled to any severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive officer voluntarily resigns or is terminated by the Company for “substantial cause,” then the executive officer is generally not entitled to any severance benefits. In this case, the term “substantial cause” means the executive officer’s (i) failure to substantially perform his/her duties, (ii) material breach of the employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board of Directors or any governmental or regulatory agency.

If the executive officer’s employment is terminated by the Company without “substantial cause,” or by the employee because the Company materially breached the employment agreement or failed to renew the employment agreement upon expiration of its term, then the executive officer is generally entitled to severance benefits. These severance benefits are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation of an executive, including the obtainment for the Company’s benefit of a release of claims and the provision of an incentive for the executive not to compete with the Company as discussed below. The severance benefits consist of (i) a payment equal to the executive officer’s pro rated target bonus based upon the number of days worked that year, (ii) accelerated vesting of certain long-term equity awards, (iii) “special severance,” provided the executive officer executes a release of claims in favor of the Company and provided the executive officer does not engage in any disparaging conduct or communications, and (iv) “incentive payments,” provided the executive officer chooses not to engage in any business that competes with the Company. Special severance consists of (a) the payment of COBRA and/or CalCOBRA premiums for the severance period, (b) (except for Mr. Fellows) the continuation of the tax and estate financial planning services benefit for the severance period, (c) (except for Mr. Fellows) outplacement services for one year, and (d) the payment of a portion of the executive officer’s salary and target bonus for the severance period. Incentive payments consist of the payment of a portion of the executive officer’s salary and target bonus for the severance period. Set forth below for each executive officer is the severance period, the equity awards that would be subject to accelerated vesting, and the amount of special severance and incentive payments to be paid during the severance period:

Name of Officer	Severance Period	Accelerated Vesting	Special Severance	Incentive Payments
George Fellows	24 months	All outstanding unvested equity awards	1.0 times annual base salary and target bonus payable over 24 months	1.0 times annual base salary and target bonus payable over 24 months

Steven C. McCracken Bradley J. Holiday Robert A. Penicka*	18 months	All outstanding unvested equity awards	.75 times annual base salary and target bonus payable over 18 months	.75 times annual base salary and target bonus payable over 18 months

David A. Laverty Thomas Yang	12 months	All equity awards that would have vested within 12 months of the termination of employment	.50 times annual base salary and target bonus payable over 12 months	.50 times annual base salary and target bonus payable over 12 months

*	Mr. Penicka’s employment was terminated in August 2006 and he is currently receiving these severance benefits.

In addition, the Company also provides severance benefits when the termination of employment is due to a permanent disability. These benefits are generally less in amount as they are primarily designed to provide financial assistance to an executive until the Company’s long-term disability insurance benefits commence. As a result, these benefits consist of (i) the continuation of base salary for six months, (ii) the payment of a lump sum equal to the target bonus opportunity prorated for that portion of the year worked, (iii) the immediate vesting of all equity awards that would have vested had the executive remained employed for an additional six months from the date of termination, and (iv) the payment of COBRA insurance premiums for 12 months.

Change-in-Control Arrangements.

To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change in control of the Company, the Company’s employment agreements with its officers, including the named executive officers, provide certain protections in the event of a change in control. A “change in control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits provide for a double trigger prior to payment. In other words, there must be both a change in control and a “termination event” (described below) within one year following a change in control. In the event there is such a change in control and termination event with respect to Messrs. Fellows, McCracken, Holiday, Laverty or Yang, then the affected executive officer is generally entitled to the benefits to which he is entitled for a termination by the Company without substantial cause as described above, except that the amount of special severance and incentive payments shall be increased. The special severance and incentive payments for each of the named executive officers upon a termination event following a change in control would be as follows:

Name of Officer	Change-in-Control Special Severance	Change-in-Control Incentive Payments
George Fellows	1.5 times annual base salary and target bonus payable over 36 months	1.5 times annual base salary and target bonus payable over 36 months

Steven C. McCracken Bradley J. Holiday	1.495 times annual base salary and target bonus payable over 36 months	1.495 times annual base salary and target bonus payable over 36 months

David A. Laverty Thomas Yang	1.0 times annual base salary and target bonus payable over 24 months	1.0 times annual base salary and target bonus payable over 24 months

For this purpose, a “termination event” means the occurrence of any of the following: (i) the termination or material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties of the executive officer, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive officer relocate his principal residence. Finally, if a change in control occurs six months following Mr. Fellow’s termination of employment and that change in control is the direct result of discussions that were ongoing at the date of termination, then he will be entitled to receive special severance and incentive payments each in the amount of 1.5 times his most recent annual salary and annual bonus target, payable over a 36 month period.

In addition, the terms governing the long-term incentive awards granted to each of the named executive officers generally provide for the immediate vesting of the awards immediately prior to a change in control, subject to the Compensation Committee taking action to provide that they do not vest. The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change in control.

Excise Taxes.

The employment agreements for the named executive officers, excluding Mr. Fellows, provide that to the extent that any or all of the change in control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the IRC and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change in control payments and benefits will be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax. With regard to Mr. Fellows, his employment agreement, which was negotiated at the time Mr. Fellows was hired, provides that the Company will indemnify him for any such excise taxes.

Stock Ownership Requirements.

In order to promote ownership of the Company’s Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board of Directors has adopted stock ownership guidelines requiring the Company’s non-management directors and executive officers to hold the Company’s Common Stock in at least the following minimum amounts:

Chief Executive Officer	$2,500,000
Other Executive Officers
Senior Executive Vice Presidents	$500,000
Senior Vice Presidents	$350,000
Non-Employee Directors	$150,000

The minimum share ownership requirements are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which an executive officer is deemed to be the beneficial owner under Section 16 of the Securities Exchange Act of 1934, as amended, including shares held in a living trust for the executive’s benefit, count towards this ownership requirement. Restricted stock and restricted stock unit awards held by the executive count towards the holding requirements, whereas stock options and performance share units do not count toward this ownership requirement until the shares are issued. Unless a non-management director or executive officer is in compliance with these guidelines, he or she is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s executive compensation plans after such non-management director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of restricted stock, restricted stock units or performance shares.

Other Information.

Additional information concerning the base salary, short-term and long-term incentives, benefits and other compensation matters concerning the named executive officers can be found in the compensation tables (and related notes) included in this Proxy Statement.

During 2006 the Compensation Committee used a nationally recognized independent compensation consulting firm in reviewing and setting executive compensation levels. In the course of its work, the outside consultants reviewed the current compensation of the executive officers and found such compensation to be reasonably based and not excessive. The Compensation Committee has continued to work with its compensation consultants in 2007 and has made several design changes for 2007. For the long-term incentives, the Compensation Committee approved the use of restricted stock units in lieu of restricted stock as was the case in 2006. With the restricted stock units, dividends accrue but are not paid to the executive unless the underlying award vests, and the executive is not entitled to voting rights with restricted stock units. In addition, for 2007 the Compensation Committee has decided to grant performance cash units in lieu of performance share units. Performance share units were deemed to be too costly in terms of share usage under the Company’s 2004 Equity Incentive Plan. In 2007, the Compensation Committee intends to continue its review of executive compensation practices and disclosures in light of best market practices and new disclosure requirements.

Compensation Committee Interlocks and Insider Participation

The Company’s executive officer compensation matters are currently handled by the Compensation and Management Succession Committee. From January 1, 2006 through June 6, 2006, the committee was comprised of the following directors: Messrs. Armacost, Beard, Cushman and Thornley. As of June 6, 2006, Mr. Beard resigned from the committee and Mr. Rosenfield was appointed to the committee. During the times of their respective committee service during 2006, all of the members of the committee were determined to be independent and there were no compensation committee interlocks.

Summary Compensation Table

The following table summarizes the fiscal year 2006 compensation of the Company’s (i) principal executive officer, (ii) principal financial officer, (iii) three other most highly compensated executive officers, and (iv) former chief operating officer, as required by the applicable Securities and Exchange Commission disclosure requirements. For a description of the components of the Company’s executive compensation plan and the material terms of the named executive officers’ individual employment agreements, see “Compensation Discussion and Analysis—Components of the 2006 Executive Compensation Plan” and “—Employment Agreements.”

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (3)	All Other Compensa- tion (4)		Total
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)		(j)
George Fellows President and Chief Executive Officer	2006	$850,000		—		$699,156	$636,352	—	—	$1,228,803	(5)	$3,414,311

Bradley J. Holiday Senior Executive Vice President and Chief Financial Officer	2006	$500,000		—		$94,370	$376,549	—	—	$44,183	(6)	$1,015,102

Steven C. McCracken Senior Executive Vice President, Chief Administrative Officer and Secretary	2006	$550,000		—		$94,370	$378,506	—	—	$52,014	(7)	$1,074,890

David A. Laverty Senior Vice President, Operations	2006	$136,250	(8)	$57,625	(9)	$23,387	$10,119	—	—	$434,476	(10)	$661,857

Thomas Yang Senior Vice President, International	2006	$157,500	(11)	$25,000	(12)	$25,053	$10,848	—	—	$26,142	(13)	$244,543

Robert A. Penicka Former Senior Executive Vice President and Chief Operating Officer	2006	$307,692	(14)	—		$306,004	$856,036	—	—	$595,381	(15)	$2,065,113

(1)	Represents the compensation costs of restricted stock, RSUs and performance units calculated for financial reporting purposes for the year utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, rather than an amount paid to or realized by the named executive officer. See Note 12, “Share-Based Employee Compensation” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2006 (the “10-K”) for information concerning the SFAS 123R values, which are based on the fair value of the Company’s Common Stock on the date of grant, with the exception that for the purposes of this table estimated forfeitures related to service-based vesting are disregarded. Ratable amounts expensed for grants that were made in prior years are included. There can be no assurance that the SFAS 123R amounts will ever be realized by the named executive officer. Amounts for Mr. Penicka include compensation expense related to the acceleration of his stock awards in connection with, and as of the August 11, 2006 date of, his termination of employment with the Company.
(2)	Represents the compensation costs of stock options calculated for financial reporting purposes for the year utilizing the provisions of SFAS No. 123R, rather than an amount paid to or realized by the named executive officer. See Note 12, “Share-Based Employee Compensation” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s 10-K for the assumptions made in determining SFAS 123R values, with the exception that for the purposes of this table estimated forfeitures related to service-based vesting are disregarded. Ratable amounts expensed for grants that were made in prior years are included. There can be no assurance that the SFAS 123R amounts will ever by realized by the named executive officer. Amounts for Mr. Penicka include compensation expense related to the acceleration of his stock options in connection with, and as of the August 11, 2006 date of, his termination of employment with the Company.
(3)	The Company’s non-qualified deferred compensation plan is not subject to above market or Company-subsidized returns. For additional information see the “Nonqualified Deferred Compensation in Fiscal Year 2006” table.
(4)

Includes perquisites and personal benefits. All named executive officers are eligible to elect any or all of the following perquisites, subject to certain cost and other limitations set forth in the Company’s internal policies: (i) tax and estate planning services, (ii) annual physical,

(iii) country club dues, (iv) supplemental long-term disability insurance and (v) up to two sets of golf clubs every 24 months. Additional types of perquisites and personal benefits granted to individual named executive officers are disclosed and quantified in additional footnotes to this table, in accordance with applicable Securities and Exchange Commission disclosure requirements.

(5)	Includes $574 Company matching contribution to its 401(k) Retirement Investment Plan. Also includes $1,228,229 total perquisites and personal benefits comprised of items (i), (iii) and (v) described above in footnote 4 as well as the following: (i) $639,304 for 2006 reimbursements for his 2005 relocation to California as a result of his appointment as President and Chief Executive Officer, including costs for temporary housing and reasonable and customary real estate costs (including broker commissions) associated with selling and buying a principal residence, (ii) $544,680 payroll tax reimbursements, or “gross ups,” for income imputed under IRS regulations in connection with reimbursement of relocation costs and the Company’s group term life insurance benefit to him, (iii) personal travel expenses associated with spouse travel to Board of Directors meetings and (iv) premiums for individual life insurance in addition to the Company’s group term life insurance benefit.
(6)	Includes $13,200 Company matching contribution to its 401(k) Retirement Investment Plan and $9,615 cash payment for accrued but unused paid time off pursuant to the Company’s Paid Time Off policy. Also includes $21,368 total perquisites and personal benefits comprised of the items described above in footnote 4.
(7)	Includes $13,200 Company matching contribution to its 401(k) Retirement Investment Plan and $10,577 cash payment for accrued but unused paid time off pursuant to the Company’s Paid Time Off policy. Also includes $28,237 total perquisites and personal benefits comprised of items (i), (iii), (iv) and (v) described above in footnote 4.
(8)	Mr. Laverty was hired on August 1, 2006 at an annual base salary of $325,000.
(9)	Pursuant to the terms of his employment agreement with the Company, Mr. Laverty was paid $30,000 as a signing bonus upon commencement of his employment and was paid a guaranteed bonus of $27,625 for 2006.
(10)	Includes $100 initial Company contribution to its 401(k) Retirement Investment Plan. Also includes $434,376 total perquisites and personal benefits comprised of items (ii) and (v) described above in footnote 4 as well as the following: (i) $131,284 in reimbursements for 2006 relocation to California as a result of his initial employment by the Company, (ii) $22,181 gross up payments for income imputed under IRS regulations in connection with reimbursement of relocation costs, (iii) $95,897 gross up payments related to a payment made by the Company to Mr. Laverty’s prior employer (“Prior Employer Obligation”) and (iv) payment of $182,000 Prior Employer Obligation, such obligation incurred by Mr. Laverty due to the timing of his termination of employment with his prior employer.
(11)	Mr. Yang was hired on July 20, 2006 at an annual base salary of $350,000.
(12)	Pursuant to the terms of his employment agreement with the Company, Mr. Yang was paid half of his $50,000 signing bonus upon commencement of his employment. The balance of the signing bonus is payable on the first anniversary of his employment with the Company.
(13)	Includes $100 initial Company contribution to its 401(k) Retirement Investment Plan. Also includes $26,042 total perquisites and personal benefits comprised of items (ii), (iv) and (v) described above in footnote 4 as well as the following: (i) $16,402 in reimbursements for 2006 relocation to California as a result of his initial employment by the Company and (ii) $5,824 gross up payments for income imputed under IRS regulations in connection with reimbursement of relocation costs.
(14)	Mr. Penicka’s employment with the Company terminated effective as of August 11, 2006. His annual base salary for 2006 was $500,000.
(15)	All Other Compensation for Mr. Penicka includes certain payments made to him in connection with his termination of employment effective August 11, 2006. Such payments and conditions of payment are described and quantified in the table concerning Mr. Penicka in the section “Potential Payments Upon Termination or Change in Control” in this Proxy Statement. Mr. Penicka was paid $138,462 for the 2006 portion of his $600,000 special severance, $183,300 as an incentive severance bonus, $138,462 for the 2006 portion of his $600,000 incentive payments, and $15,016 interest on compensation held for six months in accordance with Section 409A of the IRC. Delayed payments were made to Mr. Penicka in February 2007 with interest calculated at the applicable one-year Treasury Bill rate. All Other Compensation also includes (i) $13,200 Company matching contribution to its 401(k) Retirement Investment Plan, (ii) $88,216 cash payment for accrued but unused paid time off pursuant to the Company’s Paid Time Off policy and (iii) $18,725 total perquisites and personal benefits comprised of the items described above in footnote 4 as well as the following: (a) $63 gross up payments for income imputed under IRS regulations for perquisites and (b) premiums for individual life insurance in addition to the Company’s group term life insurance benefit.

Grants of Plan-Based Awards in Fiscal Year 2006

The following table sets forth certain information with respect to grants of awards to the named executive officers under the Company’s non-equity and equity incentive plans during 2006. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation plan, see “Compensation Discussion and Analysis—Components of the 2006 Executive Compensation Plan.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards in 2006
Name	Grant Date(4)	Approval Date(4)	Threshold ($)	Threshold ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
George Fellows President and Chief Executive Officer	—	—	—	—	—	—	—	—	—	—	—	—

Bradley J. Holiday Senior Executive Vice President and Chief Financial Officer	1/27/2006	1/20/06	—	—	—	5,087	10,173	15,260	10,173	31,677	$15.04	$452,158

Steven C. McCracken Senior Executive Vice President, Chief Administrative Officer and Secretary	1/27/2006	1/20/06	—	—	—	5,087	10,173	15,260	10,173	31,677	$15.04	$452,158

David A. Laverty Senior Vice President, Operations	8/1/2006	7/19/06	—	—	—	2,936	5,871	8,807	5,871	20,902	$13.03	$225,963

Thomas Yang Senior Vice President, International	7/20/2006	7/19/06	—	—	—	3,107	6,214	9,321	6,214	21,983	$12.31	$225,486

Robert A. Penicka Former Senior Executive Vice President and Chief Operating Officer	1/27/2006	1/20/06	—	—	—	5,087	10,173	15,260	10,173	31,677	$15.04	$452,158

(1)	The Company did not achieve targets for 2006 performance bonuses, therefore there will be no future payouts of non-equity incentives for 2006 performance.
(2)	The amounts shown in columns (f), (g) and (h) pertain to performance share units granted by the Company pursuant to the 2004 Equity Incentive Plan. Performance share units are subject to cliff vesting on the third anniversary of grant.
(3)	The amounts shown in column (f) reflect the minimum payment level for such awards which is 50% of the target amount shown in column (g). The amount shown in column (h) is the maximum payment level which is 150% of such target amount.
(4)	The Compensation Committee approved the 2006 annual long-term incentive awards for Messrs. Holiday, McCracken and Penicka on January 20, 2006 with an effective date of grant of January 27, 2006, which was the day after the Company’s year end earnings release. The closing price of the Company’s Common Stock on the date of approval was $14.50 and on the date of grant was $15.04. The Compensation Committee approved the new hire grants for Messrs. Laverty and Yang on July 19, 2006 (closing price was $12.43) with effective dates of grants of August 1, 2006 (closing price was $13.03) and July 20, 2006 (closing price was $12.31), their respective dates of hire.
(5)	The amounts shown in column (i) reflect the number of RSU awards granted pursuant to the 2004 Equity Incentive Plan. RSUs are subject to cliff vesting on the third anniversary of grant.
(6)	The amounts shown in column (j) reflect the number of stock options granted pursuant to the 2004 Equity Incentive Plan. Stock options vest ratably over a three-year period and are for a 10-year term.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
George Fellows President and Chief Executive Officer(7)	133,334	266,666	—		$14.93	8/1/2015	160,000	$2,305,600	—	—

Bradley J. Holiday Senior Executive Vice President and Chief Financial Officer	— 33,334 66,667 75,000 75,000 50,000 200,000	31,677 66,666 33,333 — — — —	— — — — — — —	$ $ $ $ $ $ $	15.04 12.94 17.91 12.25 16.56 19.69 13.63	1/27/2016 1/18/2015 1/30/2014 1/21/2013 1/29/2012 1/19/2011 8/15/2010	10,173	$146,593	5,087	$73,304

Steven C. McCracken Senior Executive Vice President, Chief Administrative Officer and Secretary	— 33,334 66,667 100,000 100,000 50,000 50,000 100,000 50,000 150,000	31,677 66,666 33,333 — — — — — — —	— — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	15.04 12.94 17.91 12.25 16.56 16.38 19.69 13.25 13.06 27.38	1/27/2016 1/18/2015 1/30/2014 1/21/2013 1/29/2012 7/13/2011 1/19/2011 8/22/2010 1/28/2010 4/24/2008	10,173	$146,593	5,087	$73,304
David A. Laverty Senior Vice President, Operations	—	20,902	—		$13.03	8/1/2016	5,871	$84,601	2,936	42,308

Thomas Yang Senior Vice President, International	—	21,983	—		$12.31	7/20/2016	6,214	$89,544	3,107	44,772

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)

Robert A. Penicka Former Senior Executive Vice President and Chief Operating Officer	100,000 31,677 100,000 100,000 75,000 75,000 50,000 35,000 50,000 3,333 8,333	— — — — — — — — — — —	— — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $	11.89 15.04 12.94 17.91 12.25 16.56 16.38 19.69 14.81 15.50 13.06	8/11/2007 8/11/2007 8/11/2007 8/11/2007 8/11/2007 8/11/2007 8/11/2007 8/11/2007 8/11/2007 8/11/2007 8/11/2007	—	—	—	—

(1)	All stock options listed above vest ratably over a three-year period and are for a ten-year term. See column (f) for the Option Expiration Date. The executive officer employment agreements also generally provide for accelerated vesting if the employee is terminated by the Company without substantial cause or by the employee for good reason. In addition, unless otherwise determined by the Compensation Committee, all such options generally vest in full immediately prior to a change in control of the Company.
(2)	Upon termination of employment, the named executive officer generally has one year from the date of termination to exercise his vested options. In addition, the options may be cancelled and rescinded and proceeds may be forfeited if the named executive officer improperly discloses or misuses confidential information or trade secrets of the Company. Vesting of all outstanding equity awards held by Mr. Penicka was accelerated as of August 11, 2006, the date of his termination of employment with the Company, in accordance with his employment agreement. Due to Mr. Penicka’s termination from the Company, all option awards vested in full as of August 11, 2006 and will expire on the first anniversary of that date.
(3)	Amounts in column (g) represent restricted stock awards that are subject to cliff vesting on the third anniversary of grant. The executive officer employment agreements also generally provide for accelerated vesting if the employee is terminated by the Company without substantial cause or by the employee following a material breach by the Company. In addition, unless otherwise determined by the Compensation Committee, all such restricted stock awards generally vest in full immediately prior to a change in control of the Company.
(4)	Value based on $14.41 per share, representing the closing market price of the Company’s Common Stock on December 29, 2006.
(5)	Amounts in column (i) represent performance share unit awards that are subject to vesting upon achievement of certain target performance objectives for the period beginning January 1, 2006 and ending December 31, 2008. Number of shares based on threshold level of performance under the 2006-2008 Long Term Incentive Plan.
(6)	Value based on $14.41 per share, representing the closing market price of the Company’s Common Stock on December 29, 2006.
(7)	Mr. Fellows was granted stock options and restricted stock awards in 2005 in conjunction with his joining the Company; such awards were made as two year front-end loaded grants and accordingly Mr. Fellows did not receive equity incentive plan awards for 2006.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2006 for the named executive officers.

	Option Awards		Stock Awards
Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert A. Penicka Former Senior Executive Vice President and Chief Operating Officer(2)	—	—	20,346	$257,173

(1)	There were no exercise or vesting events to report for the named executive officers other than as described below for Mr. Penicka.
(2)	Mr. Penicka’s employment with the Company terminated on August 11, 2006 at which time vesting of all his shares of restricted stock as well as shares underlying performance units was accelerated in accordance with the terms of his employment agreement. The amount reflected in column (e) was calculated based on a $12.64 per share value representing the market closing price of the Company’s Common Stock on August 11, 2006.

Nonqualified Deferred Compensation in Fiscal Year 2006

Executive Deferred Compensation Plan.

Pursuant to the Company’s executive deferred compensation plan (“DCP”), certain employees, including the named executive officers, may defer receipt of up to 75% of base salary and/or 100% of short term (annual) incentive payments into cash accounts that mirror the gains and/or losses of several different investment funds selected by the Company. There are no limits on the amount of compensation that can be deferred under the DCP, contributions are made on a pre-tax basis, investment selections may be changed by the participant on a daily basis, and withdrawals may be taken while employed if scheduled in advance, subject to limitations provided by federal tax regulations.

Unless otherwise noted, amounts included in the following table are not included in the Summary Compensation Table, above.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals / Distributions ($)		Aggregate Balance at Last FYE ($)
(a)	(b)		(c)	(d)	(e)		(f)
George Fellows President and Chief Executive Officer	—		—	—	—		—

Bradley J. Holiday Senior Executive Vice President and Chief Financial Officer	—		—	$12,472	$60,373	(2)	$330,285

Steven C. McCracken Senior Executive Vice President, Chief Administrative Officer and Secretary	—		—	$78,716	—		$1,194,573

David A. Laverty Senior Vice President, Operations	—		—	—	—		—

Thomas Yang Senior Vice President, International	$80,769	(3)	—	$3,260	—		$84,030

Robert A. Penicka Former Senior Executive Vice President and Chief Operating Officer	$16,749	(4)	—	$15,172	$167,248	(5)	$75,914	(5)

(1)	The Company’s non-qualified deferred compensation plan is not subject to above market or Company-subsidized returns.
(2)	Mr. Holiday elected to receive a short-term distribution in 2006.
(3)	Amount deferred constitutes a portion of Mr. Yang’s 2006 salary and is also included in column (c) of the Summary Compensation Table, above.
(4)	Amount deferred constitutes a portion of Mr. Penicka’s short-term (annual) incentive payment made in 2006 for performance in 2005.
(5)	Distribution of a portion of the deferred compensation which was otherwise distributable to Mr. Penicka following his termination of employment with the Company (effective as of August 11, 2006) was delayed for six months following his termination pursuant to Section 409A of the IRC. Pending its delayed distribution in the first quarter of 2007, that $75,914 portion was held on deposit as part of the Company’s DCP balances and is included in column (f) and excluded from column (e) of this table.

Director Compensation in Fiscal Year 2006

The following table summarizes the compensation paid or accrued by the Company to or for its non-employee directors for fiscal year 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Samuel H. Armacost	$86,000	$9,559	(5)	$15,072	—	—	—	$110,631
Ronald S. Beard	$111,050	$9,559		$15,692	—	—	—	$136,301
John C. Cushman, III	$65,750	$9,559		$15,072	—	—	—	$90,381
Yotaro Kobayashi	$53,250	$9,559		$15,427	—	—	—	$78,236
Richard L. Rosenfield	$56,250	$9,559		$13,906	—	—	—	$79,715
Anthony S. Thornley	$94,050	$9,559		$23,645	—	—	—	$127,254
William C. Baker (6)	$18,750	—		$1,325	—	—	—	$20,075

(1)	Directors who are not employees of the Company are paid annual base cash compensation, additional daily cash compensation for attendance at meetings of the Board of Directors and its committees, and are reimbursed for their expenses in attending meetings. The annual base cash compensation and daily cash compensation was $30,000 and $1,000, respectively, through the first quarter of 2006. Based on the advice of a compensation consulting firm and the recommendation of the Compensation and Management Succession Committee, the Board of Directors increased such annual base cash compensation and daily cash compensation to $45,000 and $1,500, respectively, effective as of April 1, 2006. This was the first increase in such cash compensation since 1999. Non-employee directors who serve as Chairs of committees of the Board of Directors are paid an additional $300 per day for each committee meeting attended. The Lead Independent Director and the Chair of the Audit Committee are paid $30,000 and $10,000, respectively, as additional annual cash compensation. Effective as of April 1, 2006, the Chair of the Compensation and Management Succession Committee is paid $5,000 as additional annual cash compensation.
(2)	Represents the compensation costs of RSUs calculated for financial reporting purposes for the year utilizing the provisions of SFAS No. 123R, rather than an amount paid to or realized by the director. See Note 12, “Share-Based Employee Compensation” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for information concerning the SFAS 123R values, which are based on the fair value of the Company’s Common Stock on the date of grant, with the exception that for the purposes of this table estimated forfeitures related to service-based vesting are disregarded. Ratable amounts expensed for grants that were made in prior years are included. There can be no assurance that the SFAS 123R amounts will ever be realized. As of December 31, 2006, the non-employee directors held the following aggregate number of shares underlying RSUs, excluding shares underlying RSUs which have been cancelled or for which restrictions have lapsed: Mr. Armacost, 3,756; Mr. Beard, 3,756; Mr. Cushman, 3,756; Mr. Kobayashi, 3,756; Mr. Rosenfield, 3,756; Mr. Thornley, 3,756. The grant date fair value of shares underlying RSUs awarded in 2006 for non-employee directors is as follows: $50,778 for Mr. Armacost; $50,778 for Mr. Beard; $50,778 for Mr. Cushman, $50,778 for Mr. Kobayashi; $50,778 for Mr. Rosenfield; and $50,778 for Mr. Thornley. There were no awards granted to Mr. Baker during 2006.
(3)	Represents the compensation costs of stock options calculated for financial reporting purposes for the year utilizing the provisions of SFAS No. 123R, rather than an amount paid to or realized by the director. See Note 12, “Share-Based Employee Compensation” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s 10-K for the assumptions made in determining SFAS 123R values, with the exception that for the purposes of this table estimated forfeitures related to service-based vesting are disregarded. Ratable amounts expensed for grants that were made in prior years are included. There can be no assurance that the SFAS 123R amounts will ever by realized. As of December 31, 2006, the non-employee directors had the following aggregate number of options outstanding for all years of service as a director, excluding options which have expired or been exercised: Mr. Armacost, 32,000; Mr. Beard, 44,000; Mr. Cushman, 32,000; Mr. Kobayashi, 118,000; Mr. Rosenfield, 46,000; Mr. Thornley, 26,000. There were no options granted to non-employee board members during 2006.
(4)	The directors and their immediate family members were also entitled to a limited amount of Company product, the value of which benefit did not exceed $10,000 for any director in 2006.

(5)	Mr. Armacost elected to defer receipt of the restricted stock units represented by this award until the date of his termination as a director.
(6)	Mr. Baker did not stand for re-election and his service as a director terminated on June 6, 2006.

For additional information on standard director compensation arrangements, see “Board of Directors and Corporate Governance — Director Compensation.”

Potential Payments Upon Termination or Change in Control

Each of the named executive officers has an employment agreement with the Company that provides for potential payments to such executive officer under certain circumstances following termination of employment or a termination event associated with a change in control of the Company. The amount of such potential payments vary under the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause, (ii) termination by the Company without substantial cause, termination by the executive officer following material breach by the Company or the Company failing to renew the employment agreement within 45 days of expiration of its term, (iii) a termination event within one year following (or for Mr. Fellows in certain circumstances within six months prior to or one year following) a change in control or (iv) permanent disability of the executive officer. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement at “Compensation Discussion and Analysis — Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “special severance,” “incentive payments,” “change in control,” and “termination event.”

Payments Made Upon Any Termination.

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. These amounts include:

•	Accrued but unpaid base salary;

•	Accrued but unused paid time off; and

•	Any balances held in the Company’s executive deferred compensation plan on behalf of the executive officer (see also “— Nonqualified Deferred Compensation in Fiscal Year 2006”).

Basis of Presentation and Underlying Assumptions.

The following tables quantify the potential payments and benefits that would be provided to each named executive officer in each termination or change of control circumstance, or in the case of Mr. Penicka, the actual payments and benefits determined based on his separation from the Company effective August 11, 2006. For executive officers other than Mr. Penicka, the amounts shown are based on the assumption that such triggering termination or change of control event took place on December 29, 2006, the Company’s last business day of 2006 fiscal year, and are based on the $14.41 per share closing market price of the Company’s Common Stock on such date. For the purposes of the following tables, the values for “stock options” are the intrinsic values of stock options accelerated as a result of the applicable triggering event, calculated based on the excess (if any) of the closing market price of the Company’s Common Stock on December 29, 2006, over the exercise prices of such accelerated options. Such incremental amounts are in addition to the value of vested options as reflected in the “Outstanding Equity Awards at Fiscal Year-End 2006” table. A different valuation method for such accelerated options would be used for purposes of evaluating any excise tax liability pursuant to 280G of the IRC. Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 29, 2006 and are based on premium rates in effect at that time, which rates may vary during a severance period. Amounts shown for special severance and incentive payments assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. Special severance and incentive payments may be delayed for six months following a termination event pursuant to Section 409A of the IRC and rules and regulations promulgated thereunder, such amounts for which payment is delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate. Change in control payments and associated benefits provided to the named executive officers (except in the case of Mr. Fellows), are subject to reduction in accordance with their respective employment agreements in order to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the IRC. In accordance with his employment agreement, Mr. Fellows will be indemnified and reimbursed by way of “gross up” payment for any excise taxes imposed on him with respect to change in control payments and benefits provided to him. The actual amounts to be paid to any named executive officer in the event of a termination or change in control, and the timing of such payments, can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof.

For additional information, see also “Compensation Discussion and Analysis — Employment Agreements.”

George Fellows.

The following table shows the potential payments to Mr. Fellows, the Company’s President and Chief Executive Officer.

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control or termination occurs up to six months prior to qualifying change in control	Termination due to permanent disability
Pro rated target short term incentive award	$850,000	$850,000	$850,000
Continuation of base salary for six months following disability	—	—	$425,000
Twelve months’ COBRA premiums	—	—	$10,407
Long-term equity awards
Stock options	—	—	—
Performance share units	—	—	—
Restricted stock	$2,305,600	$2,305,600	—
Special severance
Portion of salary and target bonus	$1,700,000	$2,550,000	—
COBRA and CalCOBRA premiums	$20,516	$30,326	—
Incentive payments	$1,700,000	$2,550,000	—
Tax gross up(1)	—	$1,759,266	—

Total	$6,576,116	$10,045,192	$1,285,407

(1)	Amount is an approximation of gross up for excise taxes based on an analysis of hypothetical change in control payments and benefits.

Bradley J. Holiday.

The following table shows the potential payments to Mr. Holiday, the Company’s Senior Executive Vice President and Chief Financial Officer.

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control		Termination due to permanent disability
Pro rated target short term incentive award	$300,000	$300,000		$300,000
Continuation of base salary for six months following disability	—	—		$250,000
Twelve months’ COBRA premiums	—	—		$11,936
Long-term equity awards
Stock options	$98,000	$98,000		$49,000
Performance share units	$146,593	$146,593		—
Restricted stock	$146,593	$146,593		—
Special severance
Portion of salary and target bonus	$600,000	$1,196,000		—
COBRA and CalCOBRA premiums	$17,904	$34,289		—
Tax and financial planning services	$17,925	$35,850		—
Outplacement services	$15,000	$15,000		—
Incentive payments	$600,000	$1,196,000		—
Reduction to eliminate excise tax liability	—	$(362,153	)(1)	—

Total	$1,942,015	$2,806,172		$610,936

(1)	Amount is an approximation based on an analysis of hypothetical change in control payments and benefits.

Steven C. McCracken.

The following table shows the potential payments to Mr. McCracken, the Company’s Senior Executive Vice President, Chief Administrative Officer and Secretary.

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Termination due to permanent disability
Pro rated target short term incentive award	$330,000	$330,000	$330,000
Continuation of base salary for six months following disability	—	—	$275,000
Twelve months’ COBRA premiums	—	—	$11,936
Long-term equity awards
Stock options	$98,000	$98,000	$49,000
Performance share units	$146,593	$146,593	—
Restricted stock	$146,593	$146,593	—
Special severance
Portion of salary and target bonus	$660,000	$1,315,600	—
COBRA and CalCOBRA premiums	$17,904	$34,289	—
Tax and financial planning services	$17,925	$35,850	—
Outplacement services	$15,000	$15,000	—
Incentive payments	$660,000	$1,315,600	—

Total	$2,092,015	$3,437,525	$665,936

David A. Laverty.

The following table shows the potential payments to Mr. Laverty, the Company’s Senior Vice President, Operations.

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Termination due to permanent disability
Pro rated target short term incentive award	$54,500	$54,500	$54,500
Continuation of base salary for six months following disability	—	—	$162,500
Twelve months’ COBRA premiums	—	—	$14,626
Long-term equity awards
Stock options	$9,614	$9,614	—
Performance share units	—	—	—
Restricted stock	—	—	—
Special severance
Portion of salary and target bonus	$227,500	$455,000	—
COBRA and CalCOBRA premiums	$14,626	$28,851	—
Tax and financial planning services	$5,000	$10,000	—
Outplacement services	$15,000	$15,000	—
Incentive payments	$227,500	$455,000	—

Total	$553,740	$1,027,965	$231,626

Thomas Yang.

The following table shows the potential payments to Mr. Yang, the Company’s Senior Vice President, International.

	Termination by the Company without substantial cause, termination by employee following material breach by the Company, or failure by the Company to renew expired employment agreement	Termination event within one year following change in control	Termination due to permanent disability
Pro rated target short term incentive award	$63,000	$63,000	$63,000
Continuation of base salary for six months following disability	—	—	$175,000
Twelve months’ COBRA premiums	—	—	$14,626
Long-term equity awards
Stock options	$15,388	$15,388	—
Performance share units	—	—	—
Restricted stock	—	—	—
Special severance
Portion of salary and target bonus	$245,000	$490,000	—
COBRA and CalCOBRA premiums	$14,626	$28,851	—
Tax and financial planning services	$5,000	$10,000	—
Outplacement services	$15,000	$15,000	—
Incentive payments	$245,000	$490,000	—

Total	$603,014	$1,112,239	$252,626

Robert A. Penicka.

The following table shows the actual payments made and to be made to Mr. Penicka following the termination of his employment as the Company’s Senior Executive Vice President and Chief Operating Officer effective as of August 11, 2006.

Pro rated target short term incentive award	$183,300
Long-term equity awards(1)
Performance share units	$128,587
Restricted stock	$128,587
Special severance(2)
Portion of salary and target bonus	$600,000
COBRA and CalCOBRA premiums	$17,904
Tax and financial planning services	$17,925
Outplacement services	$15,000
Incentive payments(3)	$600,000
Interest on deferred amounts(4)	$15,016

Total	$1,706,319

(1)	Amounts calculated based on a $12.64 per share closing market price of the Company’s common stock on August 11, 2006, which was the effective date of Mr. Penicka’s termination of employment.
(2)	Special severance is subject to recoupment if Mr. Penicka fails to comply with nondisparagement condition in his employment agreement. Special severance represents .75 times Mr. Penicka’s 2006 annual base salary and target bonus and is being paid in 18 equal monthly installments through February 8, 2008.
(3)

Incentive payments represent .75 times Mr. Penicka’s 2006 annual base salary and target bonus and is payable so long as he does not compete with the Company’s business, as provided in his employment agreement. Incentive payments are being paid in 18 equal monthly installments through February 8, 2008.

(4)	Payment of certain termination benefits to Mr. Penicka was delayed by six months in accordance with Section 409A of the IRC. Delayed payments were made to Mr. Penicka in February 2007 with interest calculated at the applicable one-year Treasury Bill rate.

Certain Relationships and Transactions with Related Persons

As specified in its written charter, it is the duty of the Audit Committee to oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s written Code of Conduct. Such duties include review of related party transactions and other conflict of interest issues. Copies of the Audit Committee charter and the Code of Conduct are available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance and —Corporate Overview, respectively.

Pursuant to the Code of Conduct, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Code of Conduct sets forth the requirements of the written reporting procedure, internal review of such reports and oversight of the procedures by the Audit Committee. The Code of Conduct also requires directors, officers or employees to report any instance of suspected violations of the Code or applicable law.

One reportable transaction with a related person occurred during fiscal year 2006. In connection with Senior Vice President, Operations, David A. Laverty’s relocation to California, the Company agreed to purchase Mr. Laverty’s home in Havre de Grace, Maryland, pursuant to home purchase procedures set forth in his employment agreement with the Company. The Company paid $545,000 to purchase the home in December 2006, such price having been determined based on two independent appraisals; thereafter, the Company sold the home in January 2007, recording a net loss of $22,500. The Compensation Committee approved this transaction as part of their approval of Mr. Laverty’s initial employment and the terms of his employment agreement. The home purchase and sale process was described in detail in Mr. Laverty’s employment agreement and following completion of the sale, the Board was given an update.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the NYSE. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2006.

ANNUAL REPORT

A copy of the Company’s 2006 Annual Report, including financial statements, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this Proxy Statement.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTN: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008.

SHAREHOLDER PROPOSALS

If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2008 annual meeting of shareholders, then in addition to any other applicable requirements, such shareholder must give timely written notice of the matter to the Secretary of the Company. To be timely, written notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting, provided, however, that in the event that the date of the 2008 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Secretary not more than 120 days prior to the 2008 annual meeting and not less than (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2008 annual meeting. Any such notice to the Secretary must include all of the information specified in the Company’s Bylaws.

If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2008 annual meeting of shareholders, then, in addition to the notices required by the immediately preceding paragraph and in addition to other applicable requirements (including certain rules and regulations promulgated by the Securities and Exchange Commission), the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than January 1, 2008, provided, however, that if the date of the 2008 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting (i.e., the 2007 Annual Meeting of Shareholders), then such notice must be received by the Secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2008 annual meeting.

OTHER MATTERS

Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the proxy will vote all proxies given to them in accordance with the recommendation of the Board of Directors.

Each shareholder is urged to return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, ATTN: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Steven C. McCracken
Secretary

Carlsbad, California

April 20, 2007

EXHIBIT A

CALLAWAY GOLF COMPANY

AMENDED AND RESTATED 2004 INCENTIVE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JUNE 5, 2007)

SECTION 1. PURPOSES OF THE PLAN

The Callaway Golf Company 2004 Incentive Plan (the “Plan”) is established to (a) promote the long-term interests of Callaway Golf Company (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company, (b) encourage such persons to hold an equity interest in the Company and (c) enhance the mutuality of interest between such persons and shareholders in improving the value of the Company’s common stock. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

SECTION 2. DEFINITIONS

As used in the Plan:

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change in Control in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means Callaway Golf Company, a Delaware corporation.

“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a)	Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b)

Individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the Effective Date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c)	Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:

(i)	a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii)	a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d)	Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code, or any successor provision.

“Effective Date” has the meaning set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) the effects of a merger or acquisition, (e) asset write-downs, (f) litigation or claim judgments or settlements, (g) any accruals for reorganization and restructuring programs, and (h) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

“Fair Market Value” means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. The applicable trading day for determining Fair Market Value (a) in connection with the grant of Awards shall be the Grant Date and (b) otherwise shall be as determined by the Committee in its sole discretion. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the effective date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any eligible person set forth in Section 5 to whom an Award is granted.

“Performance Criteria” has the meaning set forth in Section 11.1.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan” means this Callaway Golf Company Amended and Restated 2004 Incentive Plan, including its predecessor Plan, the Callaway Golf 2004 Equity Incentive Plan, as the context or date of grant of any Award may require.

“Related Company” means (a) any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company or (b) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” has the meaning set forth in Section 8.1.

“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change in Control.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

The Plan shall be administered by the Compensation and Management Succession Committee of the Board, or any successor thereto (the “Committee”). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding. Notwithstanding the foregoing, the Board or the Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent consistent with applicable law, the Board or the Committee may delegate to one or more senior executive officers of the Company the authority to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or officer to whom the Board or the Committee has delegated authority to administer the Plan.

3.2 Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any person eligible to receive an Award hereunder.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be 12,250,000 shares (such number consisting of (i) 8,000,000 shares originally reserved for issuance under the Plan, and (ii) an additional 4,250,000 shares to be approved by the stockholders at the annual meeting of stockholders of the Company scheduled to be held on June 5, 2007 as part of the approval of this Plan). The number of shares authorized for issuance under this Plan shall be decreased by 2.5 shares for each share issued pursuant to full value share Awards that are Restricted

Stock, Restricted Stock Units, Performance Shares, Performance Units or any other full value share awards (excluding Options, Stock Appreciation Rights or any other non-full value share awards). Likewise, if any such shares are issued in respect of full value share awards and subsequently reacquired by the Company under the terms of this Plan as a result of the expiration, termination or cancellation of the related Award, or otherwise, then the shares authorized for issuance will be increased by 2.5 shares for each share reacquired by the Company under the terms of the Plan.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition to the shares of Common Stock that are actually issued to a Participant, the following items shall be counted against the total number of shares available for issuance under the Plan: (i) shares of Common Stock subject to an Award that are not delivered to a Participant because the Award is exercised through a reduction of shares of Common Stock subject to the Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Common Stock); (ii) shares of Common Stock subject to an Award that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award or other Award; and (iii) shares that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any Stock Award. The following items shall not be counted against the total number of shares available for issuance under the Plan: (i) the payment in cash of dividends or dividend equivalents; and (ii) any Award that is settled in cash rather than by issuance of Common Stock. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Plan.

(b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

4.3 Limitations

Subject to adjustment as provided in Section 15, no Participant shall be eligible to receive in any one calendar year Awards relating to more than 1,000,000 shares of Common Stock.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee or officer of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor, independent contractor or other person who renders or who has rendered bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. The provisions governing Awards need not be the same with respect to each recipient.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law.

6.3 Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

SECTION 7. OPTIONS

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options shall vest and be fully exercisable as may be determined by the Committee, provided that in no event shall Options vest and be fully exercisable at any time earlier than one year from the Grant Date except as may be specifically provided as a result of acceleration upon a Change in Control, Termination of Service or other event providing for accelerated vesting.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock for the Grant Date, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction. In no event shall the Committee (i) cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option or (ii) cancel any outstanding Option with the purpose of issuing another Award in exchange for the cancelled Option, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall be greater than ten years from the Grant Date.

7.4 Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or its designee of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 13 of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;

(d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise; or

(e) such other consideration as the Committee may permit in its sole discretion.

7.6 Post-Termination Exercises

(a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b) A Participant’s change in status from an employee to a consultant, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company, or a change in status from a consultant, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

7.7 Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. A SAR may be granted in tandem with an Option or alone (“freestanding”). Subject to the other provisions of this Section 8, freestanding SARs shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 7 of the Plan. The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant Date. A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee but in no event shall be greater than ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2 Payment of SAR Amount

Upon the exercise of a SAR, a Participant shall, subject to the provisions of Section 13, be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

In no event shall an Award of Restricted Stock or Restricted Stock Units payable in shares vest sooner than one year after the date of grant, except that an Award of Restricted Stock or Restricted Stock Units that vests based solely on continued status as an employee or other status requiring continued services to the Company shall not vest sooner than three years after the date of grant. Notwithstanding the foregoing, the Committee may accelerate vesting of any Award in the event of a Participant’s Termination of Service or a Change in Control.

9.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3 Dividends and Distributions

Participants holding shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units.

9.4 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Unit intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Restricted Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1 Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, subject to the provisions of Section 13, entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Covered Employee. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2 Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall, subject to the provisions of Section 13, entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount that may be granted to a Covered Employee in any calendar year shall not exceed $10,000,000. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

SECTION 11. PERFORMANCE GOALS

11.1 Awards Subject to Performance Goals

Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of this Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders’ equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit (including economic profit margin), (r) market share; (s) overhead or other expense reduction; (t) growth in stockholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index and (u) strategic plan development and implementation (collectively, the “Performance Criteria”).

11.2 Use and Calculation of Performance Criteria

Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Award. The Committee may appropriately adjust any evaluation of performance under the Performance Criteria to exclude any Extraordinary Items. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m) the Committee shall certify the extent to which any such Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Company’s Common Stock). The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The Committee may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Common Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of Section 13, entitle the Participant to a payment in cash or Common Stock only upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under such other Award may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the amount earned under such other Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount that may be granted to a Covered Employee in any calendar year shall not exceed $10,000,000, if payable in cash.

SECTION 13. WITHHOLDING

13.1 Payment of Taxes

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

13.2 Form of Payment

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock), having a Fair Market Value equal to the tax withholding obligations, (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (e) entering into such other arrangement as is acceptable to the Committee in its discretion. The value of any shares withheld or surrendered may not exceed the employer’s minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that (i) any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award and (ii) no Award may be sold or otherwise transferred by the Participant for consideration. Notwithstanding any other provision hereof and to the extent permitted by Section 422 of the Code to the extent applicable, the Committee or its delegate may honor a domestic relations order that requires transfer of an Award in connection with a Participant’s divorce.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (C) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (D) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

(b) The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Change in Control

15.3.1 Options

In the event of a Change in Control, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, each outstanding Option shall terminate, provided that, immediately prior to any such Change in Control, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied. Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Options shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options. Also notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Change in Control, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

15.3.2 Restricted Stock

In the event of a Change in Control, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Restricted Stock shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Change in Control. If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Change in Control, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock awards shall be adjusted in the same manner as provided in Section 15.3.1 for Options.

15.4 Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5 Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. AMENDMENT AND TERMINATION

16.1 Amendment, Suspension or Termination of the Plan

The Board or the Committee of the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

16.2 Term of the Plan

(a) Unless sooner terminated as provided herein, the Plan shall terminate on May 24, 2014. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (i) the adoption of the Plan by the Board and (ii) the Effective Date.

(b) After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock

Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.4 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1 No Individual Rights

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

17.2 Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

(c) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3 Indemnification

(a) Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4 No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

17.6 Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10 Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

SECTION 18. EFFECTIVE DATE

The Callaway Golf Company 2004 Equity Incentive Plan became effective following shareholder approval of it on May 25, 2004 (the “Effective Date”). This Callaway Golf Company Amended and Restated 2004 Incentive Plan shall become effective immediately following shareholder approval of it and thereafter this Amended and Restated 2004 Incentive Plan shall constitute the Plan.

EXHIBIT B

Categorical Independence Standards

Director Independence Standards

An “independent” director is a director whom the Board of Directors has determined has no direct or indirect material relationship to Callaway Golf Company or any of its consolidated subsidiaries (collectively, the “Company”).

To assist it in making determinations of director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent:

(1)	the director has an immediate family member who is, or has been within the last three years, employed by the Company other than as an executive officer;

(2)	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, $100,000 or less in direct compensation from the Company, not including board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(3)	(A) the director has an immediate family member who is a current employee of the Company’s internal or outside auditor, but does not participate in the firm’s audit, assurance or tax compliance practice; or (B) the director or an immediate family member was, within the last three years, a partner or employee of the Company’s internal or outside auditor but no longer works at the firm and did not personally work on the Company’s audit while at the firm;

(4)	the director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee, but the director or the director’s immediate family member is (or was) not an executive officer of the other company and his or her compensation is not (or was not) determined or reviewed by that company’s compensation committee;

(5)	the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, was less than $1 million, or 2% of the other company’s consolidated gross revenues, whichever is greater; or

(6)	the director, or the director’s spouse, is an employee of a non-profit organization to which the Company or the Callaway Golf Foundation has made contributions that, in any of the last three fiscal years, were less than $1 million, or 2% of such organization’s consolidated gross revenues, whichever is greater.

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

B-1

Callaway Golf Company
2007 Annual Meeting of
Shareholders
Tuesday, June 5, 2007
10:00 a.m. PDT

N
W
E
S
78
College Blvd.
Faraday Ave.
Priestly Dr.
San Marcos Blvd.
(turns into Palomar Airport Rd.)
15
5
Callaway Golf Company
2180 Rutherford Road
760/931-1771
Aston Ave.
Rutherford Road
Pascal Ct
El Camino Real
College Blvd.
Hidden Valley
Palomar Airport
Palomar Airport Road

From Interstate 5:
Exit Palomar Airport Road
Go East on Palomar Airport Road to College Blvd.
Turn left onto College Blvd.
Turn right onto Aston Avenue
Turn right onto Rutherford Road
Turn left into main parking lot at 2180 Rutherford Road

APPENDIX A

Please mark here for Address Change or Comments ☐
SEE REVERSE SIDE

THIS PROXY/ VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2 AND 3.	I PLAN TO ATTEND THE MEETING ☐

1.	ELECTION OF DIRECTORS: 01 George Fellows 02 Samuel H. Armacost 03 Ronald S. Beard 04 John C. Cushman, III 05 Yotaro Kobayashi 06 Richard L. Rosenfield 07 Anthony S. Thornley

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	Choose MLinkTM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

2. Approval of the Amended and Restated 2004 Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 5, 2007 and the Proxy Statement furnished with this card.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy revokes all proxies previously given.

— FOLD AND DETACH HERE —

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 P.M. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/ely		1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

The Annual Report and Proxy Statement can be viewed on the Internet at

www.callawaygolf.com/2007annualmeeting

CALLAWAY GOLF COMPANY

The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. McCRACKEN and BRADLEY J. HOLIDAY, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, on June 5, 2007, at 10:00 A.M. (PDT), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed in the manner directed herein, as they see fit, and to drop any such nominees, in order to ensure the election of the greatest number of such nominees.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

— FOLD AND DETACH HERE —

APPENDIX B

April 20, 2007

TO:	PARTICIPANTS IN THE CALLAWAY GOLF COMPANY EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

The Company has issued shares of Callaway Golf Company Common Stock to a Grantor Stock Trust to fund benefits under, among other things, the above referenced stock plans. The Grantor Stock Trust will be entitled to vote 4,186,585 shares at the 2007 Annual Meeting of Shareholders. As a participant this past year in one or more of the stock plans, you have certain rights to direct the voting of these shares. Your voting rights are based upon the number of unexercised options you hold under the stock option plans and/or shares you purchased during the last twelve months under the Employee Stock Purchase Plan.

To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Union Bank of California, N.A., how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD TO THE TRUSTEE USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON JUNE 5, 2007 IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE TRUST. THE TRUSTEE, HOWEVER, CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER MAY 31, 2007 WILL BE COUNTED.

Your Board of Directors recommends a vote “FOR” each of the nominees for director set forth on the green Voting Instruction Card. Information concerning these nominees is set forth in the enclosed Proxy Statement.

Your Board of Directors also recommends a vote “FOR” approval of the Amended and Restated 2004 Incentive Plan and “FOR” ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if as of April 9, 2007 you owned any shares of the Company’s Common Stock directly, you will receive a separate mailing containing a white proxy card for these shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE PROXY CARD YOU RECEIVE WITH THOSE MATERIALS.

As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company’s Legal Department where they will be reused or recycled.

If you need further assistance, please contact Barb West at (760) 931-1771. Thank you for your cooperation.

Sincerely,

/s/ George Fellows
George Fellows
President and Chief Executive Officer

APPENDIX C

CALLAWAY GOLF COMPANY

Stock Plan Participant Voting Instruction Card

TO:	Union Bank of California, N.A.,
Trustee of the Callaway Golf Company Grantor Stock Trust

With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on June 5, 2007, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or Employee Stock Purchase Plan hereby directs Union Bank of California, N.A., as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED STOCK PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS INSTRUCTED BELOW. IF NO INSTRUCTIONS ARE INDICATED, SUCH VOTES WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS

Nominees:	George Fellows, Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley

☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees listed

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

(Continued and to be signed on other side)

2.	Approval of the Amended and Restated 2004 Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 5, 2007, and the Proxy Statement furnished herewith.

Signature

Please sign exactly as name appears hereon.

Date , 2007
PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER MAY 31, 2007 WILL BE COUNTED.